Exhibit 10.1

BEST BUY
RETIREMENT SAVINGS PLAN

2003 AMENDMENT AND RESTATEMENT

i

§ 11.6	Plan Administrator Agent for Service of Process	60
§ 11.7	Filing Tax Returns and Reports	60
§ 11.8	Indemnification	60
§ 11.9	Number and Gender	60

BEST BUY
RETIREMENT SAVINGS PLAN

2003 AMENDMENT AND RESTATEMENT

INTRODUCTION

Best Buy Co., Inc., a Minnesota corporation having its principal place of business at Richfield, Minnesota, and herein called “Plan Sponsor,” hereby amends and restates in this document its existing 401(k) profit sharing plan and related trust, which was first adopted, effective October 1, 1990, was most recently amended and restated on February 27, 2002, in an instrument entitled “Best Buy Co., Inc. Retirement Savings Plan,” and has been amended by a First Amendment dated September 27, 2002 (collectively, the “Plan”).  As herein amended and restated, the Plan is now called the “Best Buy Retirement Savings Plan.”

When the Plan Sponsor amended and restated the Plan on February 27, 2002, it intended to (a) make changes required by the Uniformed Service Employment and Reemployment Rights Act (USERRA), the Uruguay Round Agreements Act of ‘94 (GATT), the Small Business Job Protection Act of 1996 (SBJPA ‘96), the Taxpayer Relief Act of 1997 (TRA ‘97), Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000 and other applicable laws, regulations and administrative authority in effect through December 31, 2001 (collectively known as “GUST”); (b) to make certain changes required by the Economic Growth Tax Relief Reconciliation Act of 2001 (“EGTRRA”), but not certain optional changes permitted under EGTRRA; and (c) to make certain other changes in the terms of the Plan.  The First Amendment dated September 27, 2002, was intended to (a) increase certain limitations on Participant savings deferrals as of October 1, 2002, as permitted by EGTRRA; (b) make other desirable amendments required or permitted by EGTRRA, but not included in the amended and restated Plan document dated February 27, 2002; and (c) to adopt an Internal Revenue Service Model Amendment changing the Plan’s distribution rules in accordance with Treasury Regulations issued after February 2002.

The amended and restated Plan document dated February 27, 2002, and its First Amendment dated September 27, 2002, were submitted to the Internal Revenue Service in 2002 for a favorable determination letter.  Upon review of those documents, the Internal Revenue Service requested further amendments to comply with the GUST requirement described above; and the Plan Sponsor intends to make those changes and incorporate into this Plan document the First Amendment to the Plan dated September 27, 2002.

As of December 31, 2001, the Musicland Group’s Capital Accumulation Plan, in which eligible employees of Musicland Stores Corporation and its subsidiaries participated, was merged into the Plan pursuant to a written agreement between them and the Plan Sponsor; and Musicland Stores Corporation and its subsidiaries adopted this Plan as participating Affiliated Employers, with the consent of the Plan Sponsor.  This Plan document and the Plan document dated February 27, 2002, are intended to retroactively amend the Musicland Group’s Capital Accumulation Plan,  to the extent necessary to comply with GUST for applicable periods ending on or before December 31, 2001, when that plan was merged into this Plan.

Section 10.3 of the Plan provides for its amendment by the Plan Sponsor in the manner and upon the terms and conditions stated therein.  Therefore, effective January 1, 2002, except as otherwise stated in this Plan document, the Plan Sponsor hereby amends and restates its existing 401(k) profit-sharing plan as follows:

ARTICLE I
PURPOSE

§ 1.1       Exclusive Benefit

This Plan has been executed for the exclusive benefit of the Participants hereunder and their Beneficiaries.  This Plan shall be interpreted in a manner consistent with this intent; and with the intention of the Employer that this Plan satisfy sections 401 and 501 of the IRC.  Under no circumstances shall the Trust Fund ever revert to or be used or enjoyed by the Employer, except as provided in Section 12.5.

§ 1.2       No Rights of Employment Granted

The establishment of this Plan shall not be considered as giving any employee the right to be retained in the service of the Employer or any Affiliated Employer not participating in this Plan.

ARTICLE II
DEFINITIONS

§ 2.1       Accrued Benefit

The “Accrued Benefit” of a Participant is the amount credited to the Elective Deferrals Account, Matching Contributions Account, Qualified Matching Contributions Account, Qualified Nonelective Contributions Account and Rollover Account (collectively “the Accounts”) of the Participant, as applicable.

§ 2.2       Actual Deferral Percentage

The “Actual Deferral Percentage” of each Highly Compensated Employee who is a Participant is the ratio, expressed as a percentage, of (1) the amount of Elective Deferrals actually paid over to the Trust on behalf of such Participant for the current Plan Year to (2) the Participant’s Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year).  The Actual Deferral Percentage of each Nonhighly Compensated Employee (as of the current Plan Year) who is a Participant is the ratio, expressed as a percentage, of (1) the amount of Elective Deferrals actually paid over to the Trust on behalf of such Participant for the current Plan Year to (2) the Participant’s Compensation for such current Plan Year (whether or not the Employee was a Participant for the entire Plan Year).  Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant’s deferral election (including Excess Deferral Amounts of Highly Compensated Employees), but excluding (a) Excess Deferral Amounts of Nonhighly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the Average Actual Contribution Percentage test (provided the Average Actual Deferral Percentage test is satisfied both with and without exclusion of these Elective Deferrals); (2) at the election of the Plan Sponsor, Qualified Nonelective Contributions; and (3) Forfeitures allocated to the Participant’s Accounts for the Plan Year (if any).

For purposes of computing the Actual Deferral Percentage, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.  The Actual Deferral Percentage of each Eligible Employee shall be rounded to the nearest 100th of 1% of such Employee’s Compensation.

A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year.  Similarly, a participant is a Nonhighly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

§ 2.3       Administrative Delegate

The “Administrative Delegate” shall refer to one or more persons or institutions to which the Plan Administrator has delegated certain administrative functions pursuant to a written agreement between such person or institution and the Plan Sponsor (or an Affiliated Employer participating in the Plan and designated by the Plan Sponsor).

§ 2.4       Affiliated Employer

“Affiliated Employer” shall mean the Plan Sponsor or any corporation that is a member of a controlled group of corporations (as defined in IRC section 414(b)) that includes the Plan Sponsor; any trade or business (whether or not incorporated) that is under common control (as defined in IRC section 414(c)) with the Plan Sponsor; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in IRC section 414(m)) that includes the Plan Sponsor; and any other entity required to be aggregated with the Plan Sponsor pursuant to regulations under IRC section 414(o).

§ 2.5       Average Actual Deferral Percentage

“Average Actual Deferral Percentage” shall mean, for a specified group of Eligible Employees for a Plan Year, the average of the Actual Deferral Percentages (as defined in Section 2.8A, calculated separately for each Participant in such group).  The Average Actual Deferral Percentage of the Eligible Employees shall be rounded to the nearest 100th of 1%.

§ 2.5A    Average Actual Contribution Percentage

“Average Actual Contribution Percentage” shall mean, for a specified group of Eligible Employees for a Plan Year, the average of the Actual Contribution Percentages (calculated separately for each Participant in such group).  The Average Actual Contribution Percentage of the Eligible Employees shall be rounded to the nearest 100th of 1%.

§ 2.6       Beneficiary

A “Beneficiary” is any person, estate or trust who by operation of law, or under the terms of the Plan, or otherwise, is entitled to receive any Accrued Benefit of a Participant under the Plan.  A “designated Beneficiary” is any individual designated or determined in accordance with Section 5.5, except that it shall not include any person who becomes a Beneficiary by virtue of the laws of inheritance or intestate succession.

Effective as of the date this 2003 Amendment and Restatement is adopted, and thereafter, a “Beneficiary” is a person designated under Section 5.5 who is or may become entitled to a benefit under the Plan.  A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Trustee has fully distributed the Beneficiary’s benefit to him or her.  A Beneficiary’s right to (and the Plan Administrator’s or Trustee’s duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he or she first becomes entitled to receive a benefit under the Plan.

§ 2.7       Cash–Out

A “Cash–Out” may be involuntary or voluntary.

An involuntary Cash–Out is a distribution of Accrued Benefit to a former Participant which meets the following requirements: (i) the former Participant’s entire non-forfeitable Accrued Benefit is distributed to him or her; (ii) the present value of the non-forfeitable Accrued Benefit of the Participant does not exceed $5,000 on the date the distribution commences; and (iii) the distribution is made on account of the Employee’s termination of participation in the Plan and no later than the end of the first Plan Year following such termination.  Such $5,000 threshold amount became effective under this Plan for distributions made on or after September 1, 1999; and prior to that date, a $3,500 threshold amount was applied in lieu of such $5,000 threshold amount.  For distributions made before January 1, 2000,  the applicable threshold amount could not be exceeded either at the time of distribution or at the time of any prior distribution to the same Participant.  Effective as of October 1, 2002, for purposes of an involuntary Cash-Out, the value of a former Participant’s non-forfeitable Accrued Benefit shall be determined without regard to that portion of the Accrued Benefit that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of IRC sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

A voluntary Cash–Out is a distribution of Accrued Benefits to a former Participant which meets the following requirements: (i) the former Participant has voluntarily elected to receive the distribution; and (ii) the distribution is made on account of the Employee’s termination of participation in the Plan and no later than the end of the second Plan Year following such termination.

§ 2.8       Compensation

“Compensation” means, except as otherwise specifically provided in this Section 2.8 or elsewhere in this Plan, Compensation as that term is defined in Section 5.4(d)(ii) of the Plan, which for Plan Years beginning after December 31, 1997, includes Elective Contributions (as defined in that Section); provided, however, that Compensation shall be reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, except to the extent such items are included in Elective Deferrals made by the Employer on behalf of a Participant.

Compensation shall include only that Compensation which is actually paid to the Participant (or on his or her behalf as Elective Deferrals) during the determination period.  For purposes of this Section, the determination period shall mean the Plan Year.

If the Compensation for any prior determination period is taken into account in determining an Employee’s allocations or benefits for the current determination period, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect for that prior year.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 2002, the annual Compensation of each Employee taken into account under the Plan shall not exceed $200,000, as adjusted for increases in the cost of living in accordance with IRC section 401(a)(17)(B).  The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (a “determination period”) beginning in such calendar year.

If Compensation for any prior determination period is taken into account in determining an Employee’s benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the Omnibus Budget Reconciliation Act of 1993 annual compensation limit in effect for that prior determination period.  For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the annual compensation limit of such Act was $150,000.

If the period for determining Compensation used in calculating an Employee’s allocation for a determination period is a short Plan Year (i.e., shorter than 12 months), the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by the fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12.

§ 2.8A    Actual Contribution Percentage

“Actual Contribution Percentage”, for a Highly Compensated Employee, is the ratio, expressed as a percentage, of  Matching Contributions, and, at the election of the Plan Sponsor, Qualified Nonelective Contributions on behalf of an Eligible Employee for the Plan Year to the Eligible Employee’s Compensation for the Plan Year.  “Actual Contribution Percentage”, for a Non—Highly Compensated Employee, is the ratio, expressed as a percentage, of  Matching Contributions, and, at the election of the Plan Sponsor, Qualified Nonelective Contributions on behalf of an Eligible Employee for the prior Plan Year to the Eligible Employee’s Compensation for the prior Plan Year.  However, Matching Contributions shall not be taken into account to the extent they are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferral Amounts, Excess Contributions, or Excess Aggregate Contributions.  The Actual Contribution Percentage of each Eligible Employee shall be rounded to the nearest 100th of 1% of such Employee’s Compensation.

§ 2.8B    Early Retirement Age

For Participants who reach age 55 on or before June 1, 2000, “Early Retirement Age” shall be the time at which the Participant attains 55 years of age.  For all other Participants, it shall be the time at which the Participant attains 60 years of age.  A Participant shall become 100% vested in his or her Matching Contribution Account upon attainment of Early Retirement Age.

§ 2.9       Elective Deferrals

“Elective Deferrals” shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism.  With respect to any taxable year, a Participant’s Elective Deferrals is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in IRC section 401(k), any simplified employee pension cash or deferred arrangement as described in IRC section 402(h)(1)(B), any eligible deferred compensation plan under IRC section 457, any plan as described under IRC section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under IRC section 403(b) pursuant to a salary reduction agreement.  Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

§ 2.9A    Elective Deferrals Account

The “Elective Deferrals Account” is the separate account maintained for each Participant to which all Elective Deferrals shall be allocated.

§ 2.10     Eligible Employee

“Eligible Employee” shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Elective Deferrals allocated to his or her account for all or any portion of the Plan Year with respect to computing the Average Actual Deferral Percentage.  An Employee who would be eligible to make Elective Deferrals but for a suspension due to a distribution, a loan, or an election not to participate in the Plan, will not fail to be an Eligible Employee for purposes of Sections 4.2A and 4.2B for a Plan Year merely because the Employee may not make an Elective Deferral by reason of such suspension.  Further, an Employee will not fail to be an Eligible Employee merely because the Employee may receive no additional annual additions pursuant to Section 5.4.

§ 2.11     Employee

“Employee” shall mean any employee of the Employer or of any other employer required to be aggregated with such Employer under IRC sections 414(b), (c), (m) or (o).  An “Employee” is an individual who would be an Employee but who is on a Leave of Absence.  Members of the

Board of Directors acting solely in that capacity and independent contractors shall not be Employees.

The term Employee shall also include any leased employee deemed to be an employee of any employer described in the previous paragraph as provided in IRC sections 414(n) or (o).

For Plan Years beginning on or after January 1, 1997, the term “leased employee” means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with IRC section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient.  Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

A leased employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan maintained by the leasing organization providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in IRC section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under IRC section 125, section 402(e)(3), section 402(h), or section 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20% of the recipient’s nonhighly compensated workforce.

§ 2.12     Employer and Plan Sponsor

This Section 2.12 is effective as of December 31, 2001, except as otherwise provided in this Section 12.12.

“Employer” shall mean, collectively, Best Buy Co., Inc., Musicland Stores Corporation and all of the subsidiaries of Musicland Stores Corporation (including without limitation The Musicland Group, Inc. and its subsidiaries); provided, however, that The Musicland Group, Inc. and its subsidiaries ceased to be an Employer under this Plan on June 16, 2003 (the Closing Date of Musicland Stores Corporation’s sale of The Musicland Group, Inc. to Musicland Holding Corp. pursuant to a certain Stock Purchase Agreement); and, subject to Section 10.6, shall also include any other Affiliated Employer that has adopted the Plan with the consent of the Plan Sponsor.

“Plan Sponsor” shall mean Best Buy Co., Inc., which shall have all of the administrative and fiduciary powers and responsibilities under this Plan, including without limitation the power to appoint and remove other fiduciaries of the Plan, to delegate its fiduciary responsibilities to any other persons, and to amend or terminate the Plan, notwithstanding any other provisions of the Plan, except that all participating employers included in the Employer shall continue to be authorized to pay Plan expenses, make contributions to the Plan and revoke their participation in the Plan.  Pursuant to a resolution of the Plan Sponsor’s Board of Directors, it has delegated certain of the Plan Sponsor’s administrative and fiduciary powers and responsibilities under the

Plan (other than the power to amend or terminate the Plan) to a Benefit Plan Advisory Committee, and has appointed that committee as Plan Administrator of this Plan.

§ 2.13     ERISA

“ERISA” refers to the Employee Retirement Income Security Act of 1974, as amended.

§ 2.14     Excess Aggregate Contributions

“Excess Aggregate Contributions” shall mean the amount described in Subsection 4.2C(e).

§ 2.15     Excess Contributions

“Excess Contributions” shall mean the amount described in Subsection 4.2B(b).

§ 2.16     Excess Deferral Amount

“Excess Deferral Amount” shall mean the amount described in Subsection 4.2A(c).

§ 2.17     Forfeiture

“Forfeiture” refers to the amount of non-vested Accrued Benefits in a Participant’s Matching Contributions Account which are reallocated to reduce Employer Contributions or Matching Contributions or pay Plan expenses.

§ 2.18     Highly Compensated Employee

A “Highly Compensated Employee” means a highly compensated active employee and a highly compensated former employee.

For this purpose the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12–month period is called a look-back year.  The determination year shall be the Plan Year.  The look-back year shall be the 12–month period immediately preceding the determination year.

Effective for years beginning after December 31, 1996, the term Highly Compensated Employee means any Employee who: (1) was a 5–percent owner at any time during the Plan Year or the preceding Plan Year, or (2) for the preceding Plan Year had Compensation from the Employer in excess of $80,000 and was in the top-paid group for the preceding Plan Year.  The $80,000 amount is adjusted at the same time and in the same manner as under IRC section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The term “top-paid group” includes all employees who are among the highest paid 20%, determined by excluding the following employees (unless the Plan Sponsor elects to include any of such groups): (i) employees who have not completed six months of service; (ii) employees who normally work less than 17–1/2 hours per week; (iii) employees who normally work not more than six months a year; (iv) employees who are included in a unit of employees covered by a collective bargaining agreement, except as otherwise provided in the regulations; (v) employees who have not attained the age of 21; and (vi) employees who are nonresident aliens and receive no U.S.-source earned income from the Employer.

For purposes of this Section, “Compensation” means Compensation as that term is defined in Section 5.4(d)(ii) of the Plan, which for Plan Years beginning after December 31, 1997, includes Elective Contributions (as defined in that Section).

A Highly Compensated former employee is based on the rules applicable to determining Highly Compensated employee status as in effect for that determination year, in accordance with temporary Treasury Regulations section 1.414(q)–1T, A–4 and IRS Notice 97–45.

A Highly Compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.

§ 2.19     Hour of Service

“Hour of Service”  means:

(a)           Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.  These hours will be credited to the Employee for the computation period in which the duties are performed;

(b)           Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence with pay.  No more than 501 Hours of Service will be credited under this Subsection (b) for any single continuous period (whether or not such period occurs in a single computation period).  Hours under this Subsection (b) will be calculated and credited pursuant to section 2530.200b–2 of the Department of Labor Regulations which is incorporated herein by this reference; and

(c)           Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service will not be credited both under Subsection (a) or Subsection (b), as the case may be, and under this Subsection (c).  These hours will be credited to the Employee for the computation periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

Hours of Service will be credited for employment with other members of an affiliated service group (under IRC section 414(m)), a controlled group of corporations (under IRC section 414(b)), or a group of trades or businesses under common control (under IRC section 414(c)) of which the Plan Sponsor is a member, and any other entity required to be aggregated with the Plan Sponsor pursuant to IRC section 414(o).

Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under IRC section 414(n) or IRC section 414(o).

Solely for purposes of determining whether a One Year Break in Service, as defined in Section 2.25, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service in accordance with the second paragraph of Section 2.25.

Service will be determined on the basis of actual hours for which an Employee is paid or entitled to payment.

Solely for the purpose of computing vesting service on and after June 1, 2000, “Hour of Service” shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer and the rules below shall apply.

For purposes of determining an Employee’s nonforfeitable interest in the Participant’s Accrued Benefit in the Matching Contributions Account, an Employee will receive credit for the aggregate of all time period(s) commencing with the Employee’s first day of employment or reemployment and ending on the date a One Year Break in Service begins.  The first day of employment or reemployment is the first day the Employee performs an Hour of Service.  Fractional periods of a year will be expressed in terms of days.

In the case of an individual who is absent from work for maternity or paternity reasons, as further defined in Section 2.25, the 12–consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One Year Break in Service.

If the Plan Sponsor is a member of an affiliated service group (under IRC section 414(m)), a controlled group of corporations (under IRC section 414(b)), a group of trades or businesses under common control (under IRC section 414(c)) or any other entity required to be aggregated with the Plan Sponsor pursuant to IRC section 414(o), service will be credited for any employment for any period of time for any other member of such group.  Service will also be credited for any individual required under IRC section 414(n) or 414(o) to be considered an Employee of any employer aggregated under IRC section 414(b), (c) or (m).

§ 2.20     In–Service Distribution

An “In–Service Distribution” is a distribution which is made to an active Employee who has attained the age of 59 1/2.  The Participant must request a withdrawal in writing directed to the Plan Administrator or by using electronic or telephonic procedures established by the Plan Administrator.  In-Service Distribution may only be made from the Participant’s Rollover Account and Elective Deferral Account, in that order of priority.  A Participant may not request an In-Service Distribution more frequently than 12 times per year.  A Participant may not receive an In-Service Distribution at the same time a Participant requests a Plan Loan or any other withdrawal under the Plan.

§ 2.21     IRC

“IRC” refers to the Internal Revenue Code of 1986, as amended.

§ 2.22     Leave of Absence

A “Leave of Absence” shall refer to that period during which the Participant is absent with or  without Compensation and for which the Plan Administrator, in its sole discretion has determined him or her to be on a “Leave of Absence” instead of having terminated his or her employment.  (However, such discretion of the Plan Administrator shall be exercised in a nondiscriminatory manner.)  In all events, a Leave of Absence by reason of service in the armed forces of the United States shall end no later than the time at which a Participant’s reemployment rights as a member of the armed forces cease to be protected by law.  The date that the Leave of Absence ends shall be deemed the Termination Date if the Participant does not resume employment with the Employer.  In determining a Year of Service for Accrual of Benefits, all such Leaves of Absence shall be considered to be periods when the Employee is a Participant.

§ 2.23A      Matching Contributions

“Matching Contributions” are contributions by the Employer for Participants who have made Elective Deferrals for the Plan Year, as further described in Section 4.1A.

§ 2.23B      Matching Contributions Account

The “Matching Contributions Account” is the separate account maintained for each Participant to which all Matching Contributions shall be allocated.

§ 2.23C      Nonhighly Compensated Employee

A “Nonhighly Compensated Employee” shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

§ 2.24     Normal Retirement Age

The “Normal Retirement Age” shall be the time at which the Participant attains 65.

§ 2.25     One Year Break in Service

A “One Year Break in Service” means a Plan Year in which the Participant has not completed at least 500 Hours of Service.  For the short Plan Year ending December 31, 2000, 250 Hours of Service shall be substituted for 500 Hours of Service.

Solely for purposes of determining whether a One Year Break in Service, as defined in this Section 2.25, has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.  The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a One Year Break in Service in that period, or (2) in all other cases, in the following computation period.

Solely for purposes of computing a Year of Service for Vesting on and after June 1, 2000, a “One Year Break in Service” is a period of severance of at least 12–consecutive months.  A period of severance is a continuous period of time during which the Employee is not employed by the Employer.  Such period begins on the date the Employee retires, dies, quits or is discharged, or if earlier, the 12–month anniversary of the date on which the Employee was otherwise first absent from service.

In the case of an individual who is absent from work for maternity or paternity reasons, the 12–consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One Year Break in Service.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

§ 2.26     Participant

A “Participant” shall refer to every Employee or former Employee who has met the applicable participation requirements of Article III.

§ 2.27     Participant Deferral Account

The “Participant Deferral Account” is the separate account, if applicable, maintained for each Participant to which Elective Deferrals are allocated.  If applicable there shall be a post–1986 Participant Deferral Account as described in Section 7.1.

§ 2.27A      Pooled Investment Account

An account established pursuant to an administrative services agreement between the Plan Sponsor (or its delegate) and the Trustee.

§ 2.28     Plan

“Plan” refers to this revised and restated Best Buy Retirement Savings Plan.

§ 2.29     Plan Administrator

This Section 2.29 is effective as of December 31, 2001, except as otherwise stated in this Section 2.29.

“Plan Administrator” shall mean the Plan Sponsor, unless a different person is designated Plan Administrator in a resolution adopted by the board of directors of the Plan Sponsor, and such person accepts the designation in writing.  As of the date this Plan document has been executed, the Plan Administrator is the Benefit Plan Advisory Committee appointed by the Plan Sponsor.

The Plan Administrator may delegate to the Administrative Delegate any of the Plan Administrator’s duties under the Plan, except the receipt of service of process; provided that such delegation shall not relieve the Plan Administrator of the responsibility for the performance of such duties, unless the delegation is specifically permitted in another Section of this Plan with respect to the duty.

§ 2.30     Plan Year

Prior to June 1, 2000, a “Plan Year” was the period from the first day of June to the last day of May, annually.  Then, there was a short Plan Year beginning June 1, 2000, ended December 31, 2000.  Thereafter, the Plan Year shall be from January 1, to December 31, annually.

§ 2.30A      Qualified Nonelective Contributions

“Qualified Nonelective Contributions” are contributions (other than Elective Deferrals, Matching Contributions, or Qualified Matching Contributions) made by the Employer and allocated to Participants’ Accounts that are nonforfeitable when made; and that are allocable in accordance with Section 4.2B(g) and distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals.

§ 2.30B      Qualified Nonelective Contributions Account

The “Qualified Nonelective Contributions Account” is the separate account maintained for each Participant to which all Qualified Nonelective Contributions shall be allocated.

§ 2.31     Retirement

“Retirement” refers to the termination of employment of a Participant who has attained at least the Normal Retirement Age.  The Participant may work beyond Normal Retirement Age, in which case, the participant may continue to make Elective Deferrals and receive Matching Contributions, if any, under the Plan.

§ 2.31A      Rollover Account

The “Rollover Account” is a separate account maintained for any Participant to which all Rollover Contributions, if any, shall be allocated.

§ 2.31B      Rollover Contribution

For purposes of this Plan, “Rollover Contribution” means:

(a)           a direct rollover of an eligible rollover distribution from (i) a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions; (ii) an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state;

(b)           a participant contribution of an eligible rollover distribution from a qualified plan described in Section 401(a) or 403(a) of the Code; an annuity contract described in Section 403(b) of the Code; and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state;

(c)           amounts transferred to this Plan from a conduit individual retirement account, provided that such account has no assets other than assets which were previously distributed to the Employee by another qualified plan; and further provided that such amounts met the applicable requirements of IRC section 408(d)(3) for rollover treatment on transfer to the conduit individual retirement account; and

(d)           amounts distributed to an Employee from a conduit individual retirement account meeting the requirements of Subsection (c) above which are transferred by the Employee to this Plan within sixty (60) days of his or her receipt from such account.

§ 2.32     Termination Date

The “Termination Date” shall be the date on which the earliest of the following events occurs: (a) a Participant’s retirement, (b) a Participant’s termination of employment as a result of Total and Permanent Disability, (c) a Participant’s death, or (d) a Participant’s termination of employment for any other reason.

§ 2.33     Total and Permanent Disability

“Total and Permanent Disability” means a  physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him or her incapable of continuing any gainful occupation and which condition constitutes total disability as determined by the Social Security Administration under the Federal Social Security Act.

§ 2.34     Total Service for Vesting

“Total Service for Vesting” shall mean the sum of each separate Year of Service for Vesting credited to the Participant.  A break in service shall not result in loss of Years of Service for vesting credited to a Participant.

§ 2.35     Trust

“Trust” means the Trust created under the Trust Agreement entered into by the Plan Sponsor (or its delegate) and American Express Trust Company or any successor trustee.

§ 2.36     Trust Fund

The “Trust Fund” consists of the assets of the Plan held in the Trust.

§ 2.37     Year of Service for Participation

A “Year of Service for Participation” means the 6-consecutive month period (“computation period”) during which the Employee completes at least 500 Hours of Service, which shall be determined as follows:

For purposes of determining a Year of Service for Participation, the eligibility computation period is the 6-consecutive month period beginning on the date the Employee first performs an Hour of Service for the Employer (employment commencement date), and each consecutive six-month period thereafter, calculated on a rolling basis.

For purposes of determining a Year of Service for Participation, employees of The Musicland Group, Inc. and its subsidiaries shall receive credit for Hours of Service performed for The Musicland Group, Inc. and its subsidiaries, but only from April 1, 2002 until June 16, 2003 (except as otherwise provided in Section 3.1).

§ 2.38     Year of Service for Vesting

For Plan Years ending prior to June 1, 2000, a “Year of Service for Vesting” shall mean a Plan Year during which the Employee had not less than 1,000 Hours of Service.  For Plan Years beginning on or after June 1, 2000, a “Year of Service for Vesting” shall mean each 12-month period beginning on the date the Employee commences employment with the Employer and each anniversary date thereafter during which the Employee is employed by the Employer.

For purposes of determining a Year of Service for Vesting, employees of The Musicland Group, Inc. and its subsidiaries shall be credited with service with The Musicland Group, Inc. and its subsidiaries, but only from April 1, 2002 until June 16, 2003 (except as otherwise provided in Section 3.1).

ARTICLE III
ELIGIBILITY TO PARTICIPATE

§ 3.1       Initial Entry

Effective October 1, 2002, every Eligible Employee who has attained the age of 21 and completed a Year of Service for Participation will be eligible to participate in the Plan on the first day of the month which first occurs on or after such completion; provided that he or she is an Eligible Employee on such date.  A Participant’s first Elective Deferral Contribution to the Plan following his or her eligibility date will be made from his or her compensation paid on the payroll date immediately following his or her eligibility date.  All Participants shall be required to furnish such information to the Plan Administrator as it may reasonably request for the proper administration of the Plan.

Effective December 31, 2001, Employees of Musicland Stores Corporation and all of the subsidiaries of Musicland Stores Corporation (including without limitation The Musicland Group, Inc.) who have completed a Year of Service for Participation with any of such companies and reached age 21 on or before December 31, 2001, shall begin participation in the Plan on January 1, 2002.

§ 3.2       Resumption of Participation

If a Participant incurs at least a One Year Break in Service following termination of employment, his or her active participation in the Plan shall be suspended until he or she resumes employment with the Employer following such One Year Break in Service.  Following such resumption of employment, the Participant will be readmitted to active participation in the Plan.  For purposes of this Plan, the reemployment commencement date is the first day of the month following reemployment.

ARTICLE IV
CONTRIBUTIONS TO THE TRUST

§ 4.1       Elective Deferrals by Participants

Effective as of October 1, 2002, for such periods as the Plan Administrator may establish in a nondiscriminatory manner, it shall permit each Participant (including without limitation Employees who are about to become Participants) to elect to defer, as Elective Deferrals under this Plan, up to 50% of his or her Compensation, except as provided otherwise for such Participant under Section 4.1C and IRC section 414(v), if applicable.

For such periods prior to September 1, 1999, as the Plan Administrator may establish in a nondiscriminatory manner, it shall permit each Participant (including without limitation Employees who are expected to be Participants) to elect to defer up to 15% of his or her Compensation, not to exceed 25% of his or her Compensation.  Effective between September 1, 1999, and September 30, 2002, a Participant may elect to defer up to 20% of his or her Compensation.

Each such deferred amount with respect to a Participant shall be contributed to the Plan and allocated to his or her Participant Deferral Account.  The Plan Sponsor may, from time to time pursuant to established rules, change the minimum and maximum allowable elective deferral contributions.  A Participant may only defer amounts that are not currently available to him or her.  No Participant shall be required to make a deferral.  A Participant on a paid Leave of Absence shall not be allowed to make Elective Deferrals.

§ 4.1A    Matching Contributions

Subject to the limitations contained in Sections 4.2C, 4.2D and 5.4, the Employer may contribute as a Matching Contribution on behalf of each Participant in cash an amount based on the Elective Deferrals (which are not subsequently returned to the Participant pursuant to a corrective distribution described in Subsection 4.2B(b)) of the Participant for the Plan Year, determined as follows:  Matching Contributions shall not exceed 5% of the Compensation of the applicable Participant.  For Plan Years beginning prior to June 1, 2000, an Employee must complete One Year of Service and reached age 21 in order to be eligible to receive Matching Contributions.  For Plan Years beginning on or after June 1, 2000, the eligibility requirements for receiving Matching Contributions shall be the same as for making Elective Deferral Contributions.  Employees shall only be eligible to receive Matching Contributions if the Employee makes Elective Deferrals for the period covered by the Matching Contributions.  The amount or rate of Matching Contributions shall be determined from time to time by the Plan Sponsor’s Board of Directors, in its sole discretion.

At the end of each Plan Year, the Employer may make an additional Matching Contribution on behalf of each Participant equal to a percentage of each Participant’s Elective Deferrals or a dollar amount as determined each year by the Board of Directors of the Plan Sponsor.  In order to receive this additional Matching Contribution, the Participant must be employed on the last day of the Plan Year.  If an Employee terminates at Early Retirement Age or later, dies, or becomes disabled during the year, the year-end employment requirement shall not apply.

Matching Contributions shall be vested in accordance with the Plan’s general vesting schedule contained in Section 6.3.  In any event, Matching Contributions shall be fully vested at Early Retirement Age, Normal Retirement Age, or upon the termination of this Plan.

Forfeitures of Matching Contributions, other than Excess Aggregate Contributions, shall be used to reduce Employer Matching Contributions or to pay Plan expenses, as determined by the Plan Sponsor.

§ 4.1B    Qualified Nonelective Contributions

With respect to any Plan Year, the Employer may make Qualified Nonelective Contributions to Nonhighly Compensated Employees, as provided in Section 4.2B(g).

§ 4.1C    Additional Elective Deferral Contributions

This Section 4.1C is effective as of October 1, 2002.

All Employees who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make “catch-up contributions” as Elective Deferrals in accordance with, and subject to the limitations of, IRC section 414(v).  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of IRC sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of IRC sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

§ 4.2A    Annual Limitation on Participant Elective Deferrals

(a)           Effective as of October 1, 2002, no Participant shall be permitted to make Elective Deferrals under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in IRC section 402(g), as in effect for such taxable year, except to the extent permitted under Section 4.1C and IRC section 414(v), if applicable.  For periods before October 1, 2002, no Participant shall be permitted to make Elective Deferrals under this Plan or any other qualified plan maintained by the Employer during any calendar year in excess of the dollar limitation set forth in Code Section 402(g) in effect for such taxable year.

(b)           Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than each April 15th to Participants who claim such Excess Deferral Amounts for the preceding calendar year.  A distribution pursuant to this Subsection 4.2A(b) of Excess Deferral Amounts and income, gains and losses allocable thereto shall be made without regard to any consent otherwise required under Section 7.3 or any other provision of the Plan.  A distribution pursuant to this Subsection 4.2A(b) of Excess Deferral Amounts and income, gains and losses allocable thereto shall not be treated as a distribution for purposes of determining whether the distribution required by Section 7.3(b)—(h) is satisfied.  Any distribution under this Subsection 4.2A(b) of less than the entire Excess Deferral Amount and income, gains and losses allocable thereto shall be treated as a pro rata distribution of Excess Deferral Amounts and income, gains and losses allocable thereto.  In no case may an Employee receive from the Plan as a corrective distribution for a taxable year under this Subsection 4.2A(b) an amount in excess of the individual’s total Elective Deferrals under the Plan for the taxable year.

(c)           “Excess Deferral Amount” shall mean those Elective Deferrals that are includible in a Participant’s gross income under IRC section 402(g) to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under IRC section 402(g).  An Excess Deferral Amount shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

(d)           The Participant’s claim made pursuant to Subsection 4.2A(b) shall be in writing; shall be submitted to the Plan Administrator no later than March 1 with respect to the preceding calendar year; shall specify the Participant’s Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in IRC sections 401(k), 408(k), or 403(b), exceeds the limit imposed on the Participant by IRC section 402(g) for the calendar year in which the deferral occurred.  A Participant is deemed to notify the Plan Administrator of any Excess Deferral Amount that arises by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer.

(e)           The Excess Deferral Amount shall be adjusted for income or loss.  The income or loss allocable to the Excess Deferral Amount is equal to the allocable income or loss for the taxable year of the individual as described in Paragraph (e)(i) below.

(i)            The income or loss allocable to the Excess Deferral Amount for the taxable year of the individual is equal to the income or loss for the taxable year of the individual allocable to the Participant’s Elective Deferrals multiplied by a fraction, the numerator of which is such Participant’s Excess Deferral Amount for the taxable year, and the denominator is equal to the sum of the Participant’s Participant Deferral Account as of the beginning of the taxable year, plus the Participant’s Elective Deferrals for the taxable year.

(f)            The Excess Deferral Amount which may be distributed under Subsection 4.2A(b) with respect to an Employee for a taxable year shall be reduced by any Excess Contributions previously distributed with respect to such Employee for the Plan Year beginning with or within such taxable year.  In the event of a reduction under this Subsection 4.2A(f), the amount of Excess Contributions included in the gross income of the Employee and reported by the Employer as a distribution of Excess Contributions shall be reduced by the amount of the reduction under this Subsection 4.2A(f).  All Matching Contributions attributable to Excess Deferral Amounts shall be forfeited.

§ 4.2B    Average Actual Deferral Percentage Limitation

(a)           The Average Actual Deferral Percentage for a Plan Year for Eligible Employees who are Highly Compensated Employees for such Plan Year may not exceed the greater of:

(i)            the Average Actual Deferral Percentage for all Eligible Employees who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25, or

(ii)           the Average Actual Deferral Percentage for all Eligible Employees who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2.0, but not more than 2 percentage points in excess of the Average Actual Deferral Percentage of Eligible Employees who were Nonhighly Compensated Employees.

Effective for Plan Years beginning after 1996, in determining whether the Plan’s 401(k) arrangement satisfies either Average Actual Deferral Percentage test, the Plan Administrator will use prior year testing, unless the Employer has elected (in an amendment to this Plan) to use current year testing.

If the Plan Sponsor elects in a Plan amendment to use current year testing, the Average Actual Deferral Percentage tests in (i) and (ii), above (and for the Average Actual Contribution Percentage test in Section 4.2C(a)), will be applied by comparing the current Plan Year’s Average Deferral Percentage for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year’s Average Deferral Percentage for Participants who are Nonhighly Compensated Employees.  Once made, this election can only be undone if the Plan meets the requirements for changing to prior year testing set forth in Internal Revenue Service Notice 98–1 (or superseding guidance).

An Elective Deferral will be taken into account under the Average Actual Deferral Percentage test for a Plan Year only if it relates to compensation that, but for the deferral election, either would have been received by the Eligible Employee in the Plan Year or is attributable to services performed by the Eligible Employee in the Plan Year and would have been received by him or her within 2-1/2 months after the close of the Plan Year, and only if the Elective Deferral is allocated to the Eligible Employee as of a date within that Plan Year.  Such allocation of the Elective Deferral must not be contingent on participation or performance of services after the last day of the Plan Year, and the Elective Deferral must actually be paid to the Trust no later than 12 months after the Plan Year to which the Elective Deferral relates.

(b)           Should neither limitation (i) nor (ii) in Subsection 4.2B(a) be met with respect to a Plan Year, any Excess Contributions (as defined in Subsection 4.2B(d), plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding

Plan Year.  Any Matching Contributions made on account of the Elective Deferrals which are distributed shall be forfeited.  For Plan Years beginning after December 31, 1996, the amount of Excess Contributions of Highly Compensated Employees to be distributed is determined as follows:

(i)            The amount of the Excess Contribution for each Highly Compensated Employee is determined, in accordance with Subsection 4.2B(d), by computing the excess of (A) the aggregate amount of Employer contributions actually taken into account in computing the Average Actual Deferral Percentage of all Highly Compensated Employees for such Plan Year, over (B) the Actual Deferral Percentage for the Highly Compensated Employee;

(ii)           The Plan Administrator will determine the total amount of Excess Contributions to the Plan by starting with the Highly Compensated Employee(s) who has the greatest Actual Deferral Percentage, reducing his or her Actual Deferral Percentage (but not below the next highest Actual Deferral Percentage), then, if necessary, reducing the Actual Deferral Percentage of the Highly Compensated Employee(s) at the next highest Actual Deferral Percentage level, including those Highly Compensated Employee(s) who have already been reduced under this Paragraph 4.2(B)(b)(ii) (but not below the next highest Actual Deferral Percentage), and continuing in this manner until the Actual Deferral Percentage for the group of Highly Compensated Employees satisfies the Average Actual Deferral Percentage test.

(iii)          After the Plan Administrator has determined the total Excess Contribution amount, the Trustee, as directed by the Plan Administrator, then will distribute to each Highly Compensated Employee his or her respective share of the Excess Contributions.  The Plan Administrator will determine each Highly Compensated Employee’s share of Excess Contributions by starting with the Highly Compensated Employee(s) who has the highest dollar amount of Elective Deferrals, reducing his or her Elective Deferrals (but not below the next highest dollar amount of Elective Deferrals), then, if necessary, reducing the Elective Deferrals of the Highly Compensated Employee(s) at the next highest dollar amount of Elective Deferrals, including the Elective Deferrals of those Highly Compensated Employee(s) who have already been reduced under this Paragraph 4.2(B)(b)(iii) (but not below the next highest dollar amount of Elective Deferrals), and continuing in this manner until the Trustee has distributed all Excess Contributions.  For purposes of this Paragraph 4.2(B)(b)(iii) “Elective Deferrals” shall include any Employer contributions described in Section 2.2 that are actually used in the Average Actual Deferral Percentage test for the Plan Year.

If such Excess Contribution amounts are distributed more than 2–1/2 months after the last day of the Plan Year in which such Excess Contribution amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts.

Excess Contributions (including the amounts re-characterized) shall be treated as annual additions under the Plan.  A distribution of Excess Contributions and income, gains and losses allocable thereto shall be made without regard to any consent otherwise required under Section 7.3 or any other provision of the Plan.  A distribution pursuant to Paragraph 4.2B(b)(iii) of

Excess Contributions and income, gains and losses allocable thereto shall not be treated as a distribution for purposes of determining whether the distribution required by Subsection 7.3(b)–(g) is satisfied.  Any distribution under Paragraph 4.2B(b)(iii) of less than the entire Excess Contribution and income, gains and losses allocable thereto shall be treated as a pro rata distribution of Excess Contributions and income, gains and losses allocable thereto.  In no event shall Excess Contributions for a Plan Year remain unallocated or be allocated to a suspense account for allocation to one or more employees in any future Plan Year.

Excess Contributions shall be distributed from the Participant’s Participant Deferral Account.  Excess Contributions shall be distributed from the Participant’s Qualified Nonelective Contribution Account only to the extent that such Excess Contributions exceed the balance in the Participant’s Participant Deferral Account.

(c)           The Average Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions, if treated as Elective Deferrals for purposes of the test described in Subsection (a)) allocated to his or her accounts under two or more arrangements described in IRC section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions) were made under a single arrangement.  If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under IRC section 401(k).

In the event that this Plan satisfies the requirements of IRC sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Internal Revenue Code only if aggregated with this Plan, then this Section shall be applied by determining the Average Actual Deferral Percentage of employees as if all such plans were a single plan.  Any adjustments to the Nonhighly Compensated Employee Actual Deferral Percentage for the prior year will be made in accordance with Notice 98–1 and any superseding guidance, unless the Plan Sponsor is using the current year testing method.  Plans may be aggregated in order to satisfy IRC section 401(k) only if they have the same Plan Year and use the same Actual Deferral Percentage testing method.

(d)           For purposes of this Plan, “Excess Contributions” shall mean, with respect to any Plan Year, the excess of:

(i)            The aggregate amount of Employer contributions actually taken into account in computing the Average Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

(ii)           The maximum amount of such contributions permitted by the Average Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Average Deferral Percentages, beginning with the highest of such percentages).

In no case shall the amount of Excess Contributions for a Plan Year with respect to any Highly Compensated Employee exceed the amount of Elective Deferrals made on behalf of such Highly Compensated Employee for such Plan Year.

(e)           Excess Contributions shall be adjusted for income or loss on the portion of the Excess Contribution distributed to the Participant.  The income or loss allocable to Excess Contributions allocated to each Participant is equal to the allocable income or loss for the taxable year of the individual as described in Paragraph (e)(i) below.

(i)            The income or loss allocable to Excess Contributions is equal to the income or loss allocable to the Participant’s Participant Deferral Account (and, if applicable, the Qualified Nonelective Contribution Account) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year distributed to him or her, and the denominator is equal to the sum of the Participant’s account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions, if any of such contributions are included in the Average Actual Deferral Percentage test) as of the beginning of the Plan Year, plus the Participant’s Elective Deferrals (and Qualified Nonelective Contributions, if any of such contributions are included in the Average Actual Deferral Percentage test) for the Plan Year.

(f)            Coordination of Excess Contributions with Distribution of Excess Deferrals.

(i)            The amount of Excess Contributions to be distributed under Subsection 4.2B(b) with respect to a Highly Compensated Employee for a Plan Year shall be reduced by any Excess Deferral Amount previously distributed in accordance with Subsection 4.2A(b) to such Participant for the Participant’s taxable year ending with or within such Plan Year.

(ii)           The Excess Deferral Amount that may be distributed under Subsection 4.2A(b) with respect to an Employee for a taxable year shall be reduced by any Excess Contributions previously distributed with respect to such Employee for the Plan Year beginning with or within such taxable year.  In the event of a reduction under this Paragraph (f)(ii), the amount of Excess Contributions included in the gross income of the Employee and the amount of Excess Contributions reported by the Employer as includible in the gross income of the Employee shall be reduced by the amount of the reduction under Subsection 4.2A(f).

(g)           Should Subsection 4.2B(b) be applicable with respect to a Plan Year, the Employer may, in its discretion, in lieu of or in conjunction with the reductions described in Subsection 4.2B(b), contribute an additional amount as a Qualified Nonelective Contribution, which shall be allocated only to Nonhighly Compensated Employees in the following manner.  Qualified Nonelective Contributions shall be made to Nonhighly Compensated Employees beginning with the Participant with the lowest Compensation, and shall be made in an amount which, when combined with other additions to such Participant’s Account for the Plan Year, equals the maximum annual addition permitted under Code Section 415.  This process shall continue with a contribution to the next lowest paid Participant until one of the tests set forth in

Section 4.2 B (a) is satisfied.  Contributions made pursuant to this Subsection (g) shall be 100% vested at all times and shall be subject to the same limitations as to withdrawal and distribution as Elective Deferrals.  If the Plan is using the Prior Year Testing Method, Qualified Nonelective Contributions for a prior Plan Year must be made no later than the end of the following Plan Year.

(h)           For purposes of determining the test described in this Subsection (a), Elective Deferrals and Qualified Nonelective Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

(i)            The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the test described in this Section 4.2B and the amount of Qualified Nonelective Contributions used in such test.

(j)            The determination and treatment of the Average Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

§ 4.2C    Average Actual Contribution Percentage Limitation

(a)           The Average Actual Contribution Percentage for a Plan Year for Eligible Employees who are Highly Compensated Employees for such Plan Year may not exceed the greater of:

(i)            the Average Actual Contribution Percentage for all Eligible Employees who are Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii)           the Average Actual Contribution Percentage for Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Actual Contribution Percentage for Participants who were Nonhighly Compensated Employees in the prior Plan Year by more than 2 percentage points.

Effective for Plan Years beginning after 1996, in determining whether the Plan’s 401(k) arrangement satisfies either Average Actual Contribution Percentage test, the Plan Administrator will use prior year testing, unless the Employer has elected (in an amendment to this Plan) to use current year testing.

If the Plan Sponsor elects in a plan amendment to use current year testing, the Actual Contribution Percentage in Section 2.8A, and the Average Actual Contribution Percentages tests in (i) and (ii), above (and for the Average Actual Deferral Test in Section 4.2B(a)), will be applied by comparing the current Plan Year’s Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year’s Average Actual Contribution Percentage for Participants who are Nonhighly Compensated Employees.  Once made, this election can only be undone if the Plan meets the requirements for changing to prior year testing set forth in Notice 98–1 (or superseding guidance).

(b)           The Actual Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to receive matching contributions allocated to his or her account under two or more plans that (i) have contributions to which IRC section 401(m) applies, and (ii) are maintained by the Employer or an Affiliated Employer, shall be determined as if all such matching contributions were made under a single plan for purposes of this Section 4.2C.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under IRC section 401(m).

(c)           In the event that this Plan satisfies the requirements of IRC section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Internal Revenue Code only if aggregated with this Plan, then this Section 4.2C shall be applied by determining the Actual Contribution Percentage of Employees as if all such plans were a single plan.  Any adjustments to the Nonhighly Compensated Employee Average Actual Contribution Percentage for the prior year will be made in accordance with Notice 98–1 and any superseding guidance, unless the Plan Sponsor has elected in a Plan amendment to use the current year testing method.  Plans may be aggregated in order to satisfy IRC section 401(m) only if they have the same Plan Year and use the same Average Actual Contribution Percentage testing method.

(d)           Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year.  For Plan Years beginning after December 31, 1996, the amount of Excess Aggregate Contributions of Highly Compensated Employees to be distributed is determined as follows:

(i)            The amount of the Excess Aggregate Contribution for each Highly Compensated Employee is determined, in accordance with Subsection 4.2C(e), by computing the excess of (A) the aggregate amount of Employer contributions actually taken into account in computing the Average Actual Contribution Percentage of all Highly Compensated Employees for such Plan Year, over (B) the Actual Contribution Percentage for the Highly Compensated Employee;

(ii)           The Plan Administrator will determine the total amount of Excess Aggregate Contributions to the Plan by starting with the Highly Compensated Employee(s) who has the greatest Actual Contribution Percentage, reducing his or her Actual Contribution Percentage (but not below the next highest Actual Contribution Percentage), then, if necessary, reducing the Actual Contribution Percentage of the Highly Compensated Employee(s) at the next highest Actual Contribution Percentage level, including those Highly Compensated Employee(s) who have already been reduced under this Paragraph 4.2(C)(d)(ii) (but not below the next highest Actual Contribution Percentage), and continuing in this manner until the Actual Contribution Percentage for the group of Highly Compensated Employees satisfies the Average Actual Contribution Percentage test.

(iii)          After the Plan Administrator has determined the total Excess Aggregate Contribution amount, the Trustee, as directed by the Plan Administrator, then will distribute (to the extent Vested) to each Highly Compensated Employee his or her respective share of the Excess Aggregate Contributions.  The Plan Administrator will determine each Highly Compensated Employee’s share of Excess Aggregate Contributions by starting with the Highly Compensated Employee(s) who has the highest dollar amount of Matching Contributions, reducing his or her Matching Contributions (but not below the next highest dollar amount of Matching Contributions), then, if necessary, reducing the Matching Contributions of the Highly Compensated Employee(s) at the next highest dollar amount of Matching Contributions, including the Matching Contributions of those Highly Compensated Employee(s) who have already been reduced under this Paragraph 4.2(C)(d)(iii) (but not below the next highest dollar amount of Matching Contributions), and continuing in this manner until the Trustee has distributed all Excess Aggregate Contributions.  For purposes of this Paragraph 4.2(C)(d)(iii) “Matching Contributions” shall include any Employer contributions described in Section 2.8A that are actually used in the Average Actual Contribution Percentage test for the Plan Year.

If such Excess Aggregate Contributions are distributed more than 2–1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts.  Excess Aggregate Contributions shall be treated as annual additions under the Plan.  A distribution of Excess Aggregate Contributions and income, gains and losses allocable thereto shall be made without regard to any consent otherwise required under Section 7.3 or any other provision of the Plan.  A distribution pursuant to this Subsection 4.2C(d) of Excess Aggregate Contributions and income, gains and losses allocable thereto shall not be treated as a distribution for purposes of determining whether the distributions required by Subsections 7.3(b)–(g) are satisfied.

Excess Aggregate Contributions shall be distributed from the Participant’s Matching Contribution Account.  Excess Aggregate Contributions shall be distributed from the Participant’s Qualified Nonelective Contribution Account only to the extent that such Excess Aggregate Contributions exceed the balance in the Participant’s Matching Contribution Account.

(e)           For purposes of this Plan, “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of:

(i)            The aggregate amount of Employer contributions actually taken into account in computing the Average Actual Contribution Percentage of Highly Compensated Employees for such Plan Year, over

(ii)           The maximum amount of such contributions permitted by the Average Actual Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Contribution Percentages, beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Deferral Amounts pursuant to Section 4.2A and then determining Excess Contributions pursuant to Section 4.2B.  In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Employee exceed the amount of after-tax contributions and matching contributions made on behalf of such Highly Compensated Employee for such Plan Year.

(f)            Should the limitations of Subsection 4.2C(a)(i) and (ii) be exceeded with respect to a Plan Year, the Employer may, in its discretion, in lieu of the distribution of Excess Aggregate Contributions described in Subsection 4.2C(d), contribute an additional amount as a Qualified Nonelective Contribution, which shall be allocated only to Nonhighly Compensated Employees in the following manner.  Qualified Nonelective Contributions shall be made to Nonhighly Compensated Employees beginning with the Participant with the lowest Compensation and shall be made in an amount which, when combined with other additions to such Participant’s Account for the Plan Year, equals the maximum annual addition permitted under Code Section 415.  This process shall continue with a contribution to the next lowest paid Participant until one of the tests set forth in Section 4.2C (a) is satisfied.  Contributions made pursuant to this Subsection (f) shall be 100% vested at all times and shall be subject to the same limitations as to withdrawal and distribution as Elective Deferrals.  If the Plan is using the Prior Year Testing Method, Qualified Nonelective Contributions for a prior Plan Year must be made no later than the end of the following Plan Year.

(g)           Excess Aggregate Contributions shall be adjusted for income or loss.  The income or loss allocable to Excess Aggregate Contributions Amounts allocable to each Participant is equal to the allocable income or loss for the taxable year of the individual as described in Paragraph (g)(i) below.

(i)            The income or loss allocable to Excess Aggregate Contributions is equal to the income or loss allocable to the Participant’s Matching Contributions Account and, if applicable, Qualified Nonelective Contribution Account and Participant Deferral Account of the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the Plan Year distributed to him or her, and the denominator is equal to the sum of the Participant’s account balance(s) attributable to Matching Contributions and, if applicable, Qualified Nonelective Contributions and Elective Deferrals as of the beginning of the Plan Year, plus the Matching Contributions and, if applicable, Qualified Nonelective Contributions and Elective Deferrals for the Plan Year.

(h)           Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed first, from the Participant Matching Contributions Account, and second, from the Participant’s Qualified Nonelective Contribution Account.

(i)            Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions.

(j)            Notwithstanding the foregoing, no forfeitures arising under this Section 4.2C shall remain unallocated or be allocated to a suspense account for allocation to one or more Employees in any future Plan Year.

§ 4.3       Permissible Types of Employer Contributions

Payments on account of the contributions due from the Employer for any year may be made in cash or in kind; except that assets may not be contributed if such contribution violates the prohibited transaction rules of IRC section 4975, or the corresponding rules under ERISA section 406, if applicable.

§ 4.4       Loans to Participants

Participants may borrow funds from the Plan subject to the following conditions and requirements:

(a)           No loan to any Participant or Beneficiary can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (ii) one-half of the present value of the vested Accrued Benefit of the Participant.  For the purpose of the above limitation, all loans from all plans of the Employer and any Affiliated Employer are aggregated.  Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant.  An assignment or pledge of any portion of the Participant’s interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this Subsection (a).

(b)           Loans may not be made to Participants or Beneficiaries who are Highly Compensated Employees in percentage amounts greater than amounts made available to other Participants and Beneficiaries, and such loans must be made available to all Participants and Beneficiaries on a reasonably equivalent basis.  However, loans will not be made in an amount less than $1,000.  Any loans made will bear interest at the rate equal to the prime interest rate, plus one percentage point, and must be adequately secured, as determined by the Plan Administrator.  A Participant may not have more than one loan outstanding at any one time.  Provided, however, that any Participant who was formerly a participant in the Musicland Group, Inc. Capital Accumulation Plan and had more than one loan outstanding from that plan on December 31, 2001 is not subject to this rule until one of such loans is repaid.   The Participant Deferral Account, Participant Matching Account and Rollover Account of the borrower may be pledged as security for such loans.  All costs and expenses in connection with obtaining the loans and perfecting the Plan’s security interest therein, including but not limited to taxes, recording fees, filing fees and attorney’s fees shall be prepaid by the Participant or Beneficiary or shall be deducted from the total proceeds of the loan.

(c)           Any loan shall be allocated to the accounts of the Participant to whom the loan is made in the following order of priority: (i) Rollover Account; (ii) Participant Deferral Account; and (iii) Participant Matching Account.  Repayment of principal and interest on the loan shall be allocated to such accounts in the proportion based upon the Participant’s investment elections in effect at the time repayment is made.

(d)           The Plan Administrator may adopt a loan policy governing the administration of Plan loans, provided that it shall not conflict with the Plan.

(e)           In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

§ 4.5       Rollover Contributions

(a)           Any Employee may make a Rollover Contribution to this Plan, provided, however, that the trust from which the funds are to be transferred must permit the transfer to be made, and provided, further, the Plan Administrator is reasonably satisfied that such transfer will not jeopardize the tax exempt status of this Plan or Trust or create adverse tax consequences for the Employer.  Rollover Contributions shall be made by delivery to the Trustee (or to the Employer for delivery to the Trustee) for deposit in the Trust.  All Rollover Contributions must be in cash or property satisfactory to the Trustee, whose decision in this regard shall be final.  The Trustee will not accept rollovers of accumulated deductible employee contributions from a simplified employee pension plan.

(b)           If the Plan Administrator accepts such transfer of funds, it shall allocate them to the Rollover Account of the transfer.  Such funds shall be 100% vested.

(c)           Rollover Contributions shall not be considered to be Participant contributions for the purpose of calculating the limitations under Section 5.4.

ARTICLE V
ADMINISTRATION OF ACCOUNTS

§ 5.1       Investments

The amounts allocated to the Participant Deferral, Matching and Rollover Accounts shall be invested by the Trustee in accordance with the provisions in the Trust Agreement.

§ 5.2       Invest in Single Fund and Reasonable Rules

The Trustee may cause all contributions paid to it by the Employer and, if applicable the Participants, and the income therefrom, without distinction between principal and income, to be held and administered as a single fund, or in a Pooled Investment Account and the Trustee shall not be required to invest separately any share of any Participant except as provided in Sections 4.4 and 4.5 and the Trust Agreement.  The Trustee may adopt reasonable rules for the administration of such common fund and for the determination of the proportionate interest of each Participant in the fund.

§ 5.3       Valuation of Assets and Allocation of Changes

The assets of the Trust Fund will be valued at their fair market value as of the close of each business day the New York Stock Exchange is open, and the (a) Participant Deferral Account, (b) Matching Contributions Account, and (c) Rollover Account of each Participant shall be adjusted by allocating to each such Account the respective share of any net appreciation or net depreciation in the assets of the Plan, and any net income or net loss of the Trust for each day; provided, however, that such allocations to self-directed Participant Accounts shall be made according to the designated investments in certain assets of the Plan.

In addition, all of the assets of the Trust Fund will be valued at their fair market value as of the close of business on the last day of the Plan Year.

§ 5.4       Limitations on Allocations to Each Participant

(a)           This Section 5.4(a) applies to Participants who are not covered under certain other Employer plans or arrangements identified here below:

(i)  If the Participant does not participate in, and has never participated in, another qualified plan maintained by the Employer, or a welfare benefit fund (as defined in section 419(e) of the IRC) maintained by the Employer, or an individual medical account (as defined in section 415(l)(2) of the IRC) maintained by the Employer, or a simplified employee pension (as defined in section 408(k) of the IRC) maintained by the Employer, that provides an annual addition as defined in Paragraph (d)(i), the amount of annual additions that may be credited to the Participant’s account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan.  If the Employer contribution that would otherwise be contributed or allocated to the Participant’s account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

(ii)           Prior to determining the Participant’s actual compensation for the limitation year, the Plan Administrator may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant’s compensation for the limitation year, uniformly determined for all Participants similarly situated.

(iii)          As soon as administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant’s actual compensation for the limitation year.

(iv)          If, pursuant to Paragraph (a)(iii) or as a result of an allocation of Forfeitures there is an excess amount the excess will be disposed of as follows:

(1)           Any nondeductible voluntary employee contributions (plus Attributable earnings), to the extent they would reduce the excess amount, will be returned to the Participant;

(2)           If after the application of Subparagraph (1) an excess amount still exists, any elective deferrals (plus attributable earnings), to the extent they would reduce the excess amount, will be distributed to the participant;

(3)           If after the application of Subparagraph (2) an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant’s account will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary.

(4)           If after the application of Subparagraph (2) an excess amount still exists, and the Participant is not covered by the Plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account.  The suspense account will be applied to reduce Employer contributions for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.

(5)           If a suspense account is in existence at any time during a limitation year pursuant to this Section, it will not participate in the allocation of the Trust’s investment gains and losses.  If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participants’ accounts before any Employer or Employee contributions may be made to the Plan for that limitation year.  Excess amounts may not be distributed to Participants or former Participants.

(b)           This Section 5.4(b) applies to Participants who are covered under certain other Employer plans or arrangements identified here below:

(i)            This Subsection (b) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in IRC section 419(e) maintained by the Employer, or an individual medical account, as defined in IRC section 415(l)(2), maintained by the Employer or a simplified employee pension, as defined in IRC section 408(k), maintained by the Employer which provides an annual addition as defined in Paragraph (d)(i), during any limitation year.  The annual additions which may be credited to a Participant’s account under this Plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a Participant’s account under the other plans and welfare benefit funds for the same limitation year.  If the annual additions with respect to the Participant under the other defined contribution plans and welfare benefit funds maintained by the Employer are less than the maximum permissible amount and the Employer contribution that would otherwise cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount.  If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant’s account under this Plan for the limitation year.

(ii)           Prior to determining the Participant’s actual compensation for the limitation year, the Plan Administrator may determine the maximum permissible amount for a Participant in the manner described in Paragraph (a)(ii).

(iii)          As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant’s actual compensation for the limitation year.

(iv)          If, pursuant to Paragraph (b)(iii) or as a result of the allocation of forfeitures, a Participant’s annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

(v)           If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of:

(1)           the total excess amount allocated as of such date, times

(2)           the ratio of (i) the annual additions allocated to the Participant for the limitation year as of such date under this Plan to (ii) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified defined contribution plans.

(vi)          Any excess amount attributed to this Plan will be disposed in the manner described in Paragraph (a)(iv).

(c)           If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant’s defined benefit fraction and defined contribution fraction will not exceed 1.0 in any limitation year.  The annual additions which may be credited to the Participant’s account under this Plan for any limitation year are limited as follows:  If the Participant’s defined benefit fraction and defined contribution fraction would otherwise exceed 1.0, the Participant’s accruals under the defined benefit plan will be reduced to the extent necessary to prevent such combined fraction from exceeding 1.0 before any annual additions to this Plan or any other defined contribution plan maintained by the Employer are reduced.

For Plan Years beginning after December 31, 1999, this Paragraph (c) shall not apply.

(d)           For purposes of this Section 5.4, the following words and terms shall have the meanings indicated:

(i)            “Annual additions.” Annual additions means the sum of the following credited to a Participant’s account for the limitation year:

(1)           Employer contributions;

(2)           employee contributions;

(3)           forfeitures;

(4)           amounts allocated, after March 31, 1984, to an individual medical account, as defined in IRC section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer are treated as annual additions to a defined contribution plan.  Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in IRC section 419A(d)(3), under a welfare benefit fund, as defined in IRC section 419(e), maintained by the Employer are treated as annual additions to a defined contribution plan; and

(5)           allocations under a simplified employee pension.

For this purpose, any excess amount applied under (a)(iv) or (b)(vi) in the limitation year to reduce Employer contributions will be considered annual additions for such limitation year.

(ii)           “Compensation and Elective Contributions.”  Compensation means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespeople, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses, and excluding the following:

(1)           Reimbursements or other expense allowances;

(2)           Fringe benefits (cash and non-cash);

(3)           Reimbursement of moving expenses;

(4)           Welfare plan benefits or contributions;

(5)           Employer contributions to a plan of deferred compensation that are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

(6)           Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(7)           Amounts  realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(8)           Other amounts which received special tax benefits.

Provided, however, that for limitation years beginning after December 31, 1997, Compensation shall include, notwithstanding any of the preceding exclusions, any Elective Contributions made by the Employer on behalf of Participants.

“Elective Contributions” are amounts excludible from the Employee’s gross income under IRC sections 125, 132(f)(4), 402(e)(3), 402(h)(2), 403(b), 408(p) or 457; and contributed by the Employer, at the Employee’s election, to a cafeteria plan, a qualified transportation fringe benefit plan, an IRC section 401(k) arrangement, a SARSEP, a tax-sheltered annuity, a SIMPLE plan or an IRC section 457 plan.  Notwithstanding the preceding sentence, amounts described in IRC section 132(f)(4) are not Elective Contributions until Plan Years beginning on or after January 1, 2001, unless the Plan Administrator operationally has included such amounts effective as of an earlier Plan Year beginning no earlier than January 1, 1998.

For purposes of applying the limitations of this Section 5.4, Compensation for a limitation year is the Compensation actually paid or made available during such limitation year.

Notwithstanding the preceding sentence, Compensation in a defined contribution plan for a Participant who is permanently and totally disabled (as defined in IRC section 22(e)(3)) is the compensation such Participant would have received for the limitation year before becoming permanently and totally disabled; and for limitation years beginning before January 1, 1997, but not for limitation years beginning after December 31, 1996, such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in IRC section 414(q)) and contributions made on behalf of such Participant are nonforfeitable when made.

(iii)          “Defined benefit fraction.” Defined benefit fraction means a fraction, the numerator of which is the sum of the Participant’s projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the limitation year under IRC sections 415(b) and (d) or 140% of the highest average compensation, including any adjustments under IRC section 415(b).

Notwithstanding the above, if the Participant was a Participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986.  The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of IRC section 415 for all limitation years beginning before January 1, 1987.

(iv)          “Defined contribution dollar limitation.”  For limitation years beginning on or after January 1, 2002, the defined contribution dollar limitation is $40,000, as adjusted for increases in the cost-of-living under IRC section 415(d).  For limitation years ending before January 1, 2002, the defined contribution dollar limitation was $30,000, as adjusted from the 1995 limitation year under IRC section 415(d).

(v)           “Defined contribution fraction.” Defined contribution fraction means a fraction, the numerator of which is the sum of the annual additions to the Participant’s account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years (including the annual additions attributable to the Participant’s nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in IRC section 419(e), individual medical accounts, as defined in IRC section 415(l)(2), maintained by the Employer and simplified employee pensions maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer).  The maximum aggregate amount in any limitation year is the lesser of 125% of the dollar limitation determined under IRC sections 415(b) and (d) in effect under IRC section 415(c)(1)(A) or 35% of the Participant’s compensation for such year.

If the Employee was a Participant as of the end of the first day of the limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan.  Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction.  The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the IRC section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

The annual addition for any limitation year beginning before January 1, 1987, shall not be computed to treat all employee contributions as annual additions.

(vi)          “Employer.”  Employer shall mean the Plan Sponsor that has adopted this Plan, and all members of a controlled group of corporations (as defined in IRC section

414(b) as modified by IRC section 415(h)), all commonly controlled trades or businesses (as defined in IRC section 414(c) as modified by IRC section 415(h), or affiliated service groups (as defined in IRC section 414(m)) of which the Plan Sponsor is a part, and any other entity required to be aggregated with the Plan Sponsor pursuant to regulations under IRC section 414(o).

(vii)         “Excess amount.” Excess amount means the excess of the Participant’s annual additions for the limitation year over the maximum permissible amount.

(viii)        “Highest average compensation.” Highest average compensation means the average compensation for the three consecutive years of service with the Employer that produces the highest average.  A year of service with the Employer is the 12–consecutive month period used for measuring Compensation in the second paragraph of Section 2.8.

(ix)           “Limitation year.” The limitation year is the Plan Year, unless the Plan Sponsor elects in writing a different 12–consecutive month period.  All qualified plans maintained by the Employer must use the same limitation year.  If the limitation year is amended to a different 12–consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

(x)            “Maximum permissible amount.” For limitation years ending before January 1, 2002, the maximum permissible amount is the maximum annual addition that may be contributed or allocated to a Participant’s account under the Plan for any such limitation year, which shall not exceed the lesser of:

(1)           the defined contribution dollar limitation, or

(2)           25% of the Participant’s compensation for the limitation year.

For limitation years beginning on or after January 1, 2002, the maximum permissible amount is the maximum annual addition that may be contributed or allocated to a Participant’s account under the Plan for any such limitation year, which maximum shall not exceed, except to the extent permitted under Section 4.1C and IRC section 414(v) (if applicable), the lesser of:

(1)           the defined contribution dollar limitation; or

(2)           100% of the Participant’s compensation, within the meaning of IRC section 415(c)(3) and subsection (ii) of this Section 5.4, for the limitation year.

The compensation limit referred to in clause (2) of either of the preceding two paragraphs of this subsection (x) shall not apply to any contribution for medical benefits after separation from service (within the meaning of IRC section 401(h) or section 419A(f)(2)), which is otherwise treated as an annual addition under IRC section 415(l)(1) or IRC section 419A(d)(2).

If a short limitation year is created because of an amendment changing the limitation year to a different 12—consecutive month period, the maximum permissible amount under either of the first two paragraphs of this subsection (x) shall not exceed the defined contribution dollar limitation multiplied by the following fraction:

Number of months in the short limitation year
12

(xi)           “Projected Annual Benefit.”  The projected annual benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the plan assuming:

(1)           the Participant will continue employment until normal retirement age under the plan (or current age, if later), and

(2)           the Participant’s compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

§ 5.5       Designation of Beneficiary

(a)           Written Designation of Beneficiary.  Subject to the following provisions of this Section 5.5, as applicable, any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustee will pay the Participant’s vested Accrued Benefit (including any life insurance proceeds payable to any of the Participant’s Accounts) in the event of his or her death.  A Participant may also designate the form and method of payment of his or her vested Accrued Benefit to a Beneficiary after the Participant’s death.  The Plan Administrator will prescribe the form for the written designation of Beneficiary and, upon the Participant’s filing the form with the Plan Administrator, the form effectively revokes all designations filed prior to that date by the same Participant.

(b)           Spousal Consent Requirements.  A married Participant’s Beneficiary designation is not valid unless the Participant’s spouse consents, in writing, to the Beneficiary designation.  The spouse’s consent must acknowledge the effect of that consent and a notary public or an individual representative of the Plan Administrator must witness that consent.  The spousal consent requirements of this paragraph do not apply if: (1) the Participant and his spouse are not married throughout the one year period ending on the date of the Participant’s death; (2) the Participant’s spouse is the Participant’s sole primary beneficiary; (3) the Plan Administrator is not able to locate the Participant’s spouse; (4) the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect; or (5) other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement.  If the Participant’s spouse is legally incompetent to give consent, the spouse’s legal guardian (even if the guardian is the Participant) may give consent.  If the spouse of a Participant becomes locatable or if a Participant remarries, it shall be the duty of the Participant to bring that fact to the attention of the Plan Administrator.  If the Participant so notifies the Plan Administrator, the Plan Administrator shall then, if applicable, proceed to make available to such spouse the consent of spouse procedures described in this Section 5.5(b).

(c)           Revocation Upon Divorce or Legal Separation.  Effective as of the date this 2003 Amendment and Restatement is adopted, and thereafter, a divorce decree, or a decree of legal separation, revokes the Participant’s designation, if any, of his or her spouse as a Beneficiary under the Plan unless the decree or a qualified domestic relations order, as defined in IRC section 414(p) (a “QDRO”), provides otherwise.  The foregoing revocation provision (if applicable) applies only with respect to a Participant whose divorce or legal separation becomes effective on or following the date the Employer executes this Plan.

(d)           Incapacity of Beneficiary.  If, in the opinion of the Plan Administrator, a Beneficiary is not able to care for his or her affairs because of a mental condition, physical condition or by reason of age, the Plan Administrator will apply the provisions of Section 7.13.

(e)           No Beneficiary Designation or Death of Beneficiary.  If a Participant dies prior to the date this 2003 Amendment and Restatement is adopted, without having made a Beneficiary designation, the Trustee shall distribute such benefits in the following order of priority to the deceased Participant’s: spouse; or estate.  Effective as of the date this 2003 Amendment and Restatement is adopted, and thereafter, if a Participant fails to name a Beneficiary in accordance with this Section 5.5, or if the Beneficiary named by a Participant predeceases the Participant, then the Trustee will pay the Participant’s vested Accrued Benefit in accordance with Section 7.5 in the following order of priority to:

(i)            The Participant’s surviving spouse (without regard to the one-year marriage rule of Section 5.5(b); or, if no surviving spouse, to

(ii)           The Participant’s children (including adopted children), in equal shares by right of representation (one share for each surviving child and one share for each child who predeceases the Participant with living descendants); or, if none, to

(iii)          The Participant’s surviving parents, in equal shares; or, if none, to

(iv)          The trustees, if any, named in the Participant’s last will with respect to a trust not qualifying for the federal estate tax marital deduction; or, if none, to

(v)           The trustees, if any, of a revocable trust to which the Participant’s last will distributes the residue of his or her estate; or, if none, to

(vi)          The legal representative of the estate of the Participant.

(f)            Death of Beneficiary Prior to Completion of Payment.  If the Beneficiary does not predecease the Participant, but dies prior to distribution of the Participant’s entire vested Accrued Benefit, then the Trustee will pay the Participant’s vested Accrued Benefit in accordance with Section 7.6.

(g)           Beneficiary Disclaimer.  Any Beneficiary entitled to a benefit pursuant to Subsections 5.5(a) or 5.5(e) may refuse to receive (to the extent permitted under applicable law) all or any portion of such benefit by filing a written disclaimer with the Plan Administrator at any time prior to his or her receipt of any of the benefits hereunder and, to that extent, such Beneficiary shall be treated as having predeceased the Participant; provided, however, that no Beneficiary shall attempt to anticipate, assign or alienate any such benefit by means of a disclaimer.  The Plan Administrator shall direct the Trustee as to any person or persons to whom the Trustee shall make payment under this Section 5.5.

(h)           Assignment or Alienation.  Except as provided in Code § 414(p) relating to QDROs and in Code § 401(a)(13) relating to certain voluntary, revocable assignments, judgments and settlements, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan; and the Trustee shall not recognize any such anticipation, assignment or alienation.  Furthermore, except as provided by Code § 401(a)(13) or other applicable law, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

(i)            Information Available.  Any Participant in the Plan or any Beneficiary may  examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, contract or any other instrument under which the Plan was established or is operated.  The Plan Administrator will maintain all of the items listed in this Section 5.5 in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours.  Upon the written request of a Participant or Beneficiary the Plan Administrator will furnish the Participant or Beneficiary with a copy of any item listed in this Section 5.5  The Plan Administrator may make a reasonable copying charge to the requesting person for the copy so furnished, to the extent permitted under ERISA.

§ 5.6       Use of Electronic or Telephonic Communications

Notwithstanding any provision in this Plan to the contrary, salary deferral elections and cancellations or amendments thereto, investment elections, changes or transfers, loans, withdrawals, decisions and any other decision or election by a Participant (or Beneficiary) under this Plan may be accomplished by electronic or telephonic means which are not otherwise prohibited by law and which are in accordance with procedures and/or systems approved or arranged by the Plan Administrator or its delegate.

ARTICLE VI
VESTING

§ 6.1       Certain Accounts 100 Percent Vested

The Accrued Benefit in the Participant Deferral Account, Rollover Account, Qualified Nonelective Contributions and Qualified Matching Contributions, shall be 100% vested at all times.

§ 6.2       Matching Account Vesting on Death, Retirement, or Total and Permanent Disability

If a Participant’s employment is terminated for death, for Total and Permanent Disability, or upon a Participant attaining Normal Retirement Age, 100% of the Accrued Benefit in his or her Matching Account shall vest in the Participant (or in his or her Beneficiary, as the case may be) and shall be distributed in accordance with the provisions of Article VII.

§ 6.3       Matching Contributions Account Vesting on Termination

(a)           During the course of a Participant’s employment, the following percentages of the Accrued Benefit in the Matching Account of the Participant shall vest in the Participant and shall, if a Participant’s employment is terminated prior to attaining Early Retirement Age or Normal Retirement Age except for death or Total and Permanent Disability, be distributed to or set aside for him or her (or his or her Beneficiary) in accordance with the provisions of Article VII:

Total Service for Vesting	Vested Percentage of Matching Account
less than 2 years	0%
2 years, but less than 3 years	20%
3 years, but less than 4 years	40%
4 years, but less than 5 years	60%
5 years or more	100%

The Accrued Benefit in the Employer Matching Accounts of a Participant which is not vested as above provided and which is forfeited shall be retained by the Trustee for allocation as a Forfeiture, and be applied to reduce future Employer Contributions to the Plan or to pay Plan expenses, as determined by the Plan Sponsor.

§ 6.4       Restoration of Forfeitures

If a Participant is less than 100% vested, and either (i) he or she receives a distribution from the Plan and then the Participant resumes employment with the Employer before the occurrence of five consecutive One Year Breaks in Service, or (ii) the Participant receives an in-service distribution, then until such time as there is a fifth consecutive One Year Break in Service, the Participant’s vested portion of the balance in his or her account at any time shall be equal to an amount (“X”) determined by the formula X = P(AB + (R x D)) – (R x D), where “P” is the vested percentage of the Participant at such time, “AB” is the balance in the Participant’s account at such time, “D” is the amount of the distribution not previously repaid by the Participant in accordance with Section 7.11 (if applicable), and “R” is the ratio of the account balance at the relevant time to the account balance after distribution.

If an Employee who is zero percent vested is deemed to receive a distribution pursuant to Section 7.2, and that Employee resumes employment covered under this Plan before the date he or she incurs 5 consecutive One Year Breaks in Service, upon the reemployment of such Employee, the Employer-derived account balance of the Employee will be restored to the amount on the date of such deemed distribution.

If the Participant’s forfeited Accrued Benefit is restored pursuant to this Section 6.4, the restoration shall be made first out of Forfeitures, if any, and then by additional Employer contributions.

ARTICLE VII
DISTRIBUTION OF BENEFITS

§ 7.1       Hardship Distribution

A Participant may apply in writing or by electronic or telephonic means to the Plan Administrator for a hardship withdrawal of part or all of his or her net distributable amount in his or her Rollover Account and Elective Deferrals Account; such withdrawals coming first from the Participant’s Rollover Account and then his or her Elective Deferral Account.  The net distributable amount is equal to the distributable amount, reduced by the amount of previous distributions on account of hardship.  The distributable amount is equal to the sum of (i) the Participant’s total Employer contributions as of the date of distribution, (ii) income allocable to Employer contributions that is credited to the Participant’s Participant Deferral Account before the end of the last Plan Year ending before July 1, 1989, (iii) amounts treated as Employer contributions that are credited to the Participant’s Account before the end of the last Plan Year ending before July 1, 1989, and (iv) income allocable to amounts treated as Employer contributions that is credited to the Participant’s Account before the end of the last Plan Year ending before July 1, 1989.  The Plan Administrator in its discretion and in accordance with the provisions of this Section 7.1A shall determine what portion or all of such vested Account Balance is necessary to alleviate the hardship.  A distribution is on account of hardship only if the distribution both is made on account of an immediate and heavy financial need of the Participant as determined in accordance with Subsection (a) below and is necessary to satisfy such financial need as determined in accordance with Subsection (b) below.  The determination by the Plan Administrator and of the existence of an immediate and heavy financial need and of the amount necessary to meet the need shall be made in a nondiscriminatory and uniform manner.  The determination of hardship by the Plan Administrator shall be final and binding.

(a)           A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is for:

(i)            expenses for medical care described in IRC section 213(d) incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in IRC section 152), or necessary for these persons to obtain medical care described in IRC section 213(d);

(ii)           costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(iii)          payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents of the Participant;

(iv)          payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of that residence; or

(v)           such other financial needs as prescribed by the Commissioner of the Internal Revenue Service.

(b)           The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.  A distribution generally may be treated as necessary to satisfy a financial need if the Plan Administrator reasonably relies upon the Participant’s written representation, unless the Plan Administrator has actual knowledge to the contrary, that the need cannot reasonably be relieved —

(i)            through reimbursement or compensation by insurance or otherwise,

(ii)           by liquidation of the Participant’s assets,

(iii)          by cessation of Employer contributions under the Plan, or

(iv)          by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

For purposes of this Subsection (b), a need cannot reasonably be relieved by one of the actions listed in (i)–(iv) above if the effect would be to increase the amount of the need.

§ 7.2       Method of Distribution of Accounts

(a)           Except as otherwise provided in Section 7.1 the Participant shall elect to receive distribution of his or her vested Accrued Benefit in one of the following forms:

• a lump-sum distribution,

• an installment distribution consisting of approximately equal annual, quarterly or monthly installments selected by the Participant (subject to the limitations of Section 7.3).  If distributions are made in installments, then (i) the installments must be over a period no greater than ten years or the life expectancy of the Participant or the life expectancy of the Participant and his or her designated Beneficiary, or (ii) the amount of the installment to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant’s entire interest as of the end of the prior Plan Year by the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his or her designated Beneficiary.  If the Participant’s spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant,

• a Cash–Out, or

• a direct rollover as described in Section 7.12.

(b)           Upon notice to the Plan Administrator (in such manner as the Plan Administrator shall prescribe), a participant who has made an installment election may (i) change the amount or frequency of the installments, or (ii) elect to receive all or a portion of the balance of his or her Accounts in a lump sum.  Such a change may be made at any time, provided, however, that not more than one change described in clause (i), and not more than one change described in clause (ii) may be made in any Plan Year.

(c)           If an Employee terminates service, and the value of the Employee’s vested Accrued Benefit derived from Employer and Employee contributions is not greater than $3,500 for terminations prior to September 1, 1999, or $5,000 for terminations on or after September 1, 1999, the Employee will receive a distribution of the value of the entire vested portion of such Accrued Benefit and the nonvested portion will be treated as a Forfeiture.  For purposes of this Section, if the value of an Employee’s vested Accrued Benefit is zero, the Employee shall be deemed to have received a distribution of such vested Accrued Benefit.  A Participant’s vested Accrued Benefit shall not include accumulated deductible employee contributions within the meaning of IRC section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989.

§ 7.3       Time of Distribution

All distributions required under this Section 7.3 shall be determined and made in accordance with the proposed regulations under IRC section 401(a)(9), including the minimum distribution incidental benefit requirement of proposed Treasury Regulation section 1.401(a)(9)-2.  However, the Appendix attached to this Plan contains a Model Amendment prepared by the Internal Revenue Service with respect to final Treasury Regulations under IRC section 401(a)(9).  Effective as of the date set forth in the Appendix, it hereby amends this Section 7.3.

Except as otherwise provided in such Appendix, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) with respect to distributions made under the Plan for calendar years beginning on or after January 1, 2002, in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any other provision of the Plan to the contrary.  Except as otherwise provided in such Appendix, this paragraph shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

(a)           After the Participant has attained the Normal Retirement Age or has met the requirements for an In–Service Distribution, has died, or has terminated his or her employment, then the first installment, the lump-sum payment, Cash–Out or direct rollover, as the case may be, shall be made within 90 days after the Plan Year in which such event occurs.  If the distribution is made prior to the time the Participant attains the later of age 65 or the Normal Retirement Age under the Plan, the Participant must consent to the distribution (in the manner described in the following two paragraphs of this Subsection 7.3(a)), unless it is in the form of an involuntary Cash–Out determined under Section 2.7, as in effect at the time of the distribution.  If the distribution is delayed until the Participant incurs a One Year Break in Service or is 100% vested, it shall be made within 90 days of the occurrence of such event.  If the Participant is 0% vested in his or her Accrued Benefit, his or her Accrued Benefit will be deemed to have been distributed to him or her in the form of an involuntary Cash–Out.  However, in all events, unless the Participant elects otherwise, such distributions shall begin no later than 60 days after the end of the Plan Year in which occurs the latest of the following:

(i)            the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age;

(ii)           the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

(iii)          the Termination Date.

The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s required beginning date.

If the value of a Participant’s vested Accrued Benefit exceeds (or at the time of any prior distribution exceeded) $3,500 for terminations prior to September 1, 1999, or $5,000 for  terminations on or after September 1, 1999, and the vested Accrued Benefit is immediately distributable, the Participant must consent to any distribution of such vested Accrued Benefit.

Only the Participant need consent to the distribution of the vested Accrued Benefit that is immediately distributable.  The consent of the Participant shall not be required to the extent that a distribution is required to satisfy IRC section 401(a)(9) or IRC section 415.  In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in IRC section 4975(e)(7)), the Participant’s vested Accrued Benefit will, without the Participant’s consent, be distributed to the Participant.  However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in IRC section 4975(e)(7)), then the Participant’s vested Accrued Benefit will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

The Participant’s vested Accrued Benefit is immediately distributable if any part of the vested Accrued Benefit could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained (if not deceased) the later of Normal Retirement Age or age 65.

(b)           If distributions are made in installments, then (i) the installments must be over a period no greater than ten years or the life expectancy of the Participant or the life expectancy of the Participant and his or her designated Beneficiary, or (ii) the amount of the installment to be distributed each year must be at least an amount equal to the quotient obtained by dividing the

Participant’s entire interest as of the end of the prior Plan Year by the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his or her designated Beneficiary.  If the Participant’s spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

(c)           If the Participant dies after distributions to him or her have begun but before his or her entire vested Accrued Benefit has been distributed to him or her, the remaining portion of his or her vested Accrued Benefit shall be distributed from the Plan at least as rapidly as under the method of distribution previously established for him or her.

(d)           If the Participant dies before distribution of his or her interest commences, then distributions of the Participant’s remaining vested Accrued Benefit must be completed by the end of the fifth calendar year following the year of his or her death.  However, installment distributions to a designated Beneficiary which begin not later than the end of the calendar year following the death of the Participant shall be treated as complying with this 5 year distribution requirement (even though the installment payments are not completed within 5 years of the Participant’s death) if the distributions are made at a rate which is not longer than that calculated (in the manner described in Subsection (b) of this Section 7.3) to provide payment of all the Participant’s vested Accrued Benefit during the anticipated life expectancy of the designated Beneficiary.  Provided that if the designated Beneficiary is the surviving spouse of the deceased Participant, the distributions can begin as long after the Participant’s death as the date on which the deceased Participant would have attained the age of 70–1/2.  If the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of this Subsection (d) shall be applied as if the surviving spouse were the Participant.

If the Participant has not made an election pursuant to this Subsection (d) by the time of his or her death, the Participant’s designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Subsection, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant.  If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(e)           For purposes of this Section 7.3, any amount paid to a child of a Participant will be treated as if it had been paid to the surviving spouse of the Participant if such remaining amount becomes payable to the surviving spouse when the child reaches the age of majority.  Any amounts payable or distributable to a Beneficiary who is a minor shall be paid to such minor’s parent or legal guardian for the benefit of said minor, and the Plan Administrator shall be fully discharged from its obligations upon making payment in such manner.

(f)            For the purposes of Section 7.3, distribution of a Participant’s interest is considered to begin on the Participant’s required beginning date (or, if Subsection 7.3(d) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Subsection 7.3(d)).

(g)           For purposes of this Section 7.3, the following words and terms shall have the meanings indicated:

(i)            “Applicable life expectancy.” The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant’s (or designated Beneficiary’s) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated.  If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated.  The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

(ii)           “Designated Beneficiary.” The individual who is designated as the Beneficiary under the Plan in accordance with Section 5.5 and IRC section 401(a)(9) and the proposed regulations thereunder.

(iii)          “Distribution calendar year.” A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Subsection 7.3(d) above.

(iv)          “Life expectancy.” Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Treasury Regulations section 1.72–9, or, in the case of payments under a contract issued by an insurance company, by use of the life expectancy tables of the insurance company.

Unless otherwise elected by the Participant (or Participant’s spouse, in the case of distributions described in Subsection 7.3(d)) by the time distributions are required to begin, life expectancies shall be recalculated annually.  Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years.  The life expectancy of a nonspouse Beneficiary may not be recalculated.

(v)           “Participant’s benefit.”

(1)           The vested Accrued Benefit as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the vested Accrued Benefit as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

(2)           For purposes of Subparagraph (1) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

(vi)          “Required beginning date.”

(1)           For calendar years beginning after 1996, the required beginning date of a Participant is the later of (i) the first day of April of the calendar year following the calendar year in which the Participant attains age 70–1/2, or (ii) the calendar year in which the Participant retires if the Participant is not a 5–percent owner of the Employer; provided that a Participant may elect to begin taking a distribution of his or her benefit on the date specified in clause (i) or to defer such distribution to the date specified in clause (ii).  The preceding sentence shall apply only to Participants who attain age 70–1/2 in or after the later of the first calendar year after December 31, 1998 or the date of adoption of this Subparagraph 7.3(g)(vi)(1); the preceding sentence shall not apply to an amendment to an existing Plan if the amendment is adopted on or after the first day of the Plan Year which begins after December 31, 1999; or, if later, on the last day of the remedial amendment period that applies to the Plan for changes under the SBJPA ‘96.

For calendar years beginning on or before 1996 the required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70–1/2.

(2)           A Participant is treated as a 5–percent owner for purposes of this Section if such Participant is a 5–percent owner as defined in IRC section 416(i) (determined in accordance with IRC section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year in which such owner attains age 66–1/2 or any subsequent Plan Year.

(3)           Once distributions have begun to a 5–percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5–percent owner in a subsequent year.

§ 7.4       Non-segregation if Installment Distribution

In the event the Plan Administrator does not segregate the Participant’s Accounts, the Accounts shall continue to be treated, without interruption, in the same manner as when the Participant was an Employee, in which case the installment distributions shall be adjusted upward or downward to reflect appreciation or depreciation, or income or loss in the Accrued Benefit.

§ 7.5       Distribution After Death of Participant

In the event of the death of a Participant after installment payments have begun, but prior to completion of such payments, the full amount of such unpaid benefits shall continue to be paid in the form of the previously established installments except that the Beneficiary may request that the remaining Accrued Benefit be paid in a lump sum.

In the event of the death of the Participant prior to the start of any payment of his or her Accrued Benefit, distributions shall be made in the form and at the time or times selected by the Beneficiary pursuant to Sections 7.1, 7.2 and 7.3.

§ 7.6       Distribution After Death of Beneficiary

In the event of the death of a Beneficiary (or a contingent Beneficiary, if applicable) prior to the completion of payment of the vested Accrued Benefit due the Beneficiary from the Plan, the full amount of the remaining vested Accrued Benefit shall at once vest in and become the property of the estate of said Beneficiary; provided, however, that effective as of the date this 2003 Amendment and Restatement is adopted, and thereafter, the Trustee will pay such remaining vested Accrued Benefit to the Beneficiary’s estate unless: (1) the Participant’s Beneficiary designation provides otherwise; or (2) the Beneficiary has properly designated a beneficiary.  A Beneficiary may only designate a beneficiary for the Participant’s vested Accrued Benefit remaining at the Beneficiary’s death, if the Participant has not previously designated a successive contingent beneficiary and the Beneficiary’s designation otherwise complies with the Plan terms.  The Plan Administrator will direct the Trustee as to the method and to whom the Trustee will make payment under this Section 7.6.

§ 7.7       [Reserved]

Effective as of October 1, 2002, the former Section 7.7 is hereby revoked because it substantially duplicates Section 7.12.

§ 7.8       Suspense Account for Terminated Participants

If a Participant has terminated his or her employment but his or her Matching Account is not 100% vested and he or she has not had 5 consecutive One Year Breaks in Service subsequent to his or her termination, all funds in his or her Matching Account shall be held in suspense until the happening of the soonest of the following: (i) the Participant returning to employment with the Employer, or (ii) a Cash–Out of the Participant’s vested interest, or (iii) the Participant attaining Normal Retirement Age.  At such time the Participant’s Employer Account shall cease to be held in suspense.  If a Participant has returned to employment prior to incurring 5 consecutive One Year Breaks in Service, his or her Matching Account which has been held in suspense shall be restored to his or her credit, less any distribution which is not repaid in accordance with Section 7.9; if his or her Matching Account is no longer held in suspense at such time, the amounts required to restore the balance to his or her credit shall be provided through Forfeitures and Employer contributions, in that order.  If a Cash–Out of the Participant’s vested interest occurs, the non-vested portion of the Matching Account held in suspense will be forfeited and reallocated in accordance with Section 4.2 for the Plan Year in which such Forfeiture occurs; the vested portion shall be distributed in accordance with the provisions of Article VII.  In the case of a Participant attaining Normal Retirement Age while his or her Matching Account is being held in suspense, the entire amount will be distributed in accordance with the provisions of Article VII.

Such suspense account shall share in any appreciation, depreciation, or net income or loss as if it were not in suspense, except that an account which is in suspense shall have no

Forfeitures allocated to it for a Plan Year in which the Employee does not have a Year of Service for Accrual of Benefits.

Notwithstanding anything contained in this Section 7.8 to the contrary, upon the payment of a Participant’s vested Accrued Benefit through a Cash–Out, the non-vested portion of such Participant’s Accrued Benefit shall be immediately forfeited and shall be reallocated for the Plan Year in accordance with Section 4.2.

If an Employee terminates service, and elects, in accordance with the requirements of Subsection 7.3(a), to receive the value of the Employee’s vested Accrued Benefit, the nonvested portion will be treated as a Forfeiture.  If the Employee elects to have distributed less than the entire vested portion of the Accrued Benefit derived from Employer contributions, the part of the nonvested portion that will be treated as a Forfeiture (which will be reallocated for the Plan Year in accordance with Section 4.2) is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer-derived Accrued Benefit.

§ 7.9       Unable to Locate Participant or Beneficiary

If, after reasonable efforts of the Plan Administrator to locate a Participant or his or her Beneficiary, including sending a registered letter, returned receipt requested to the last known address, the Plan Administrator is unable to locate the Participant or Beneficiary, then the amounts distributable to each Participant or his or her Beneficiary shall, pursuant to applicable state or federal laws, be treated as a Forfeiture under the Plan.  When a Participant or Beneficiary is located subsequent to a Forfeiture, pursuant to applicable state or federal laws such benefits shall be reinstated by the Plan Administrator, and shall not count as an annual addition under IRC § 415.  If the Plan is joined as a party to any escheat proceeding involving a forfeited amount, the Plan shall comply with the final judgment as if it were a claim filed by the former Participant or Beneficiary and shall pay in accordance with the judgment.

§ 7.10     Repayment of Cash–Out

If an Employee receives a distribution pursuant to Section 7.2 and the Employee resumes employment covered under this Plan, the Employee’s Employer-derived Accrued Benefit will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the participant is subsequently re-employed by the Employer, or the date the participant incurs 5 consecutive One Year Breaks in Service following the date of the distribution.  If an Employee who is zero percent vested is deemed to receive a distribution pursuant to Section 7.1, and that Employee resumes employment covered under this Plan before the date he or she incurs 5 consecutive One Year Breaks in Service, upon the reemployment of such Employee, the Employer-derived Accrued Benefit of the Employee will be restored to the amount on the date of such deemed distribution.  The permissible sources of restoration of the forfeited portion of a Cash–Out distribution are Forfeitures and Employer contributions.

§ 7.11     Qualified Domestic Relations Orders

Notwithstanding any other provisions of Article VII, any Accrued Benefit of a Participant may be apportioned between the Participant and the alternate payee (as defined in IRC section 414(p)(8)) either through separate Accounts or by providing the alternate payee a percentage of the Participant’s accounts.  The Plan Administrator may direct distributions to an alternate payee pursuant to a qualified domestic relations order as defined in IRC section 414(p)(1)(A) prior to the date on which the Participant attains the earliest retirement age, provided that the Plan Administrator has properly notified the affected Participant and each alternate payee of the order and has determined that the order is a qualified domestic relations order as defined in IRC section 414(p)(1)(A).  The alternate payee shall be paid his or her separate Account or his or her percentage of the Participant’s accounts, computed as of the valuation date described in Section 5.3, in a lump sum payment notwithstanding the value of such lump sum payment unless the domestic relations order specifies a different manner of payment permitted by the Plan; the alternate payee shall not be required to consent to such lump sum payment. The Plan Administrator shall adopt reasonable procedures to determine the qualified status of domestic relations orders and to administer the distributions thereunder.

§ 7.12     Direct Rollover

Notwithstanding any other provision of the Plan, the Plan Administrator shall advise any distributee entitled to receive an eligible rollover distribution, at the same time as the notice required to be given pursuant to Article VII (or such other time as is permitted by law) of his or her right to elect a direct rollover to an eligible retirement plan, pursuant to the provisions of this Section.  To elect a direct rollover, the distributee must request in writing or by electronic or telephonic means to the Plan Administrator that all or a specified portion of the eligible rollover distribution be transferred directly to an eligible retirement plan.  If a distribution will be made on behalf of the distributee in more than one year, the notice specified in the first sentence of this Section must be given to the distributee in each year in which there is an eligible rollover distribution, and the distributee must file a new election with the Plan Administrator if he or she wishes to have the eligible rollover distribution transferred directly to an eligible retirement plan.

For purposes of this Section 7.12, the following definitions shall apply:

(a)           A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

(b)           A “distributee” includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s (or former Employee’s) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in IRC section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(c)           For Plan Years ending before January 1, 2002, an “eligible retirement plan” is a retirement plan which meets the requirements of IRC section 401(a), an annuity described in IRC section 403(a), an individual retirement account described in IRC section 408(a), or an individual retirement annuity (other than an endowment contract) described in IRC section 408(b), the terms of which permit the acceptance of a direct rollover of the distributee’s eligible rollover distribution; provided, however, that in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan includes only an individual retirement account or an individual retirement annuity.

For Plan Years beginning on or after January 1, 2002, (1) an “eligible retirement plan” shall also mean an annuity contract described in IRC section 403(b) and an eligible plan under IRC section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; and (2) in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in IRC section 414(p), the entire definition of “eligible retirement plan” shall apply without regard to the limitation set forth in the last clause of the preceding paragraph.

The Plan Administrator may establish reasonable procedures for ascertaining that the eligible retirement plan meets the preceding requirements, as applicable.

(d)           An “eligible rollover distribution” means any distribution from this Plan of all or any portion of the balance to the credit of the distributee, except an eligible rollover distribution does not include:

(i)            any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary (if applicable), or for a specified period of ten years or more;

(ii)           any minimum distribution required under IRC section 401(a)(9) and Section 7.3 (each relating to the minimum distribution requirements);

(iii)          The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities described in section 402(e)(4) of the IRC); or

(iv)          any hardship distribution made after December 31, 1999, from a Participant’s Elective Deferral Account (except where the Participant also satisfies a non-hardship In-Service Distribution event described in Section 2.20).  For purposes of the direct rollover provisions in this Section 7.12, any amount that is distributed on account of hardship shall not be an eligible rollover distribution; and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

§ 7.13     Participant or Beneficiary Incapacitated

If, in the opinion of the Plan Administrator or of the Trustee, a Participant or Beneficiary entitled to a Plan distribution is not able to care for his or her affairs because of a mental condition, a physical condition, or by reason of age, then at the direction of the Plan Administrator, the Trustee may make the distribution to the Participant’s or Beneficiary’s guardian, conservator, trustee, custodian (including under a Uniform Transfers or Gifts to Minors Act) or to his or her attorney-in-fact or other legal representative, upon receiving evidence of such status that is satisfactory to the Plan Administrator and to the Trustee. The Plan Administrator and the Trustee do not have any liability with respect to payments so made; and neither the Plan Administrator nor the Trustee has any duty to make inquiry as to the competence of any person entitled to receive payments under the Plan.

ARTICLE VIII
DUTIES AND AUTHORITY OF PLAN ADMINISTRATOR

§ 8.1       Appointment

This Plan shall be administered by a Administrator who shall, unless it is the Plan Sponsor, signify in writing its acceptance of such appointment in writing.  Any Plan Administrator other than the Plan Sponsor may resign upon giving written notice to the Plan Sponsor.  The Plan Administrator shall hold office at the pleasure of the board of directors of the Plan Sponsor.

§ 8.2       No Discrimination

The Plan Administrator shall not take any action nor direct the Trustee to take any action that would result in benefiting one Participant or group of Participants at the expense of another, or discriminating between Participants similarly situated, or applying different rules to substantially similar sets of facts.

§ 8.3       Payment of Funds To Trustee

The Plan Administrator shall cause all funds representing contributions to the Plan by the Employer and the Participants to be deposited with the Trustee in a timely manner as required by regulations of the Department of Labor and the Internal Revenue Service.

§ 8.4       Powers

Except as otherwise provided in the Plan, the Plan Administrator shall have control of the administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect.  Not in limitation, but in amplification of the foregoing, the Plan Administrator shall have the power, in its sole discretion, to interpret or construe the Plan and to determine all questions that may arise hereunder as to the status and rights of Participants and others hereunder.  The Plan Administrator shall have the right, exercisable at any time by delivery to the Trustee of an instrument in writing, to instruct or direct the Trustee with respect to the investment of the Trust Fund.  The Plan Administrator may inspect the records of the Employer or Trustee whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of the duties of the Plan Administrator.  The Plan Administrator, however, shall not be required to make such inspection, but may, in good faith, rely on any statement of the Trustee or Employer or any of their respective officers or employees.

§ 8.5       Delegation of Duties

The Plan Administrator shall also have the authority and discretion to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the frame work of the policies, interpretations, rules, practices and procedures made by the Plan Administrator or other Plan Fiduciary.  Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Plan Administrator in accordance with the claims review procedures provided in the Plan.  Any decisions which call for interpretations of Plan provisions not previously made by the Plan Administrator shall be made by only by the Plan Administrator.  The Administrative Delegate shall not be considered a fiduciary with respect to the services it provides.

§ 8.6       Establishing Unit Values For Investment Funds

For administrative purposes, the Plan Administrator may establish, or direct the Trustee to establish unit values for one or more investment funds (or any portion thereof) and maintain the accounts setting forth each Participant’s interest in such investment fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Plan Administrator shall deem to be fair, equitable and administratively practicable.  In the event that unit accounting is thus established for any investment fund (or any portion thereof) the value of a Participant’s interest in that investment fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in each investment fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

§ 8.7       Filing Reports

The Plan Administrator shall furnish, or shall see that the Employer furnishes, a summary of this Plan to all Employees, as required by applicable Federal law.  The Plan Administrator shall furnish to the Trustee the names of all Employees who become eligible as Participants, and the Plan Administrator shall notify each Employee of his or her eligibility.

§ 8.8       Records and Information

The Plan Administrator shall keep a complete record of all its proceedings and all data necessary for the administration of the Plan.

§ 8.9       Information to Participants

The Plan Administrator shall direct the maintenance of separate accounts of the Participants.  It shall give each Participant, at least once every year, information as to the balance of his or her Accounts and under the Plan.

§ 8.10     Payment of Administrative Expenses

The Trustee, investment manager and record-keeper of the Plan (“Service Providers”) will receive reasonable compensation as may be agreed upon from time to time between the Plan Sponsor (or its delegate) and such Service Providers.  To the extent permitted by law, such compensation shall be paid from the Trust Fund unless paid by the Company.

§ 8.11     Review of Participant’s Claims

In case the claim of any Participant or Beneficiary for benefits under the Plan is denied, the Plan Administrator shall provide within 90 days of receipt of such written claim adequate notice in writing to such claimant, setting forth the specific reasons for such denial.  The notice shall be written in a manner calculated to be understood by the claimant.  The Plan Administrator shall afford a Participant or Beneficiary, whose claim for benefits has been denied, 60 days from the date notice of such denial is delivered or mailed in which to appeal the decision in writing to the Plan Administrator.  If the Participant or Beneficiary appeals the decision in writing within 60 days, the Plan Administrator shall review the written comments and any submissions of the Participant or Beneficiary and render its decision regarding the appeal within 60 days of receipt of such appeal.

ARTICLE IX
MODIFICATIONS FOR TOP–HEAVY PLANS

§ 9.1       Application of Article

The provisions in this Article IX shall take precedence over any other provisions in the Plan with which they conflict.

§ 9.2       Definitions

For purposes of this Article IX, the following words and terms shall have the meanings indicated:

(a)           “Key employee.”  Any Employee or former Employee (including any deceased Employee) who at any time during the calendar year that includes the determination date is an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(l)(1) of the Code for Plan years beginning after December 31, 2002), a 5% owner of the Employer, or a 1% owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means Compensation as defined in Section 5.4(ii), which for Plan Years beginning after December 31, 1997, includes Elective Contributions.  The determination of who is a key employee will be made in accordance with Section 416(l)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)           “Top-heavy plan.” For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exists:

(i)            If the top-heavy ratio for this Plan exceeds 60% and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

(ii)           If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60%.

(iii)          If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60%.

(c)           “Top-heavy ratio.”

(i)            If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the five-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the determination date(s)), both computed in accordance with IRC section 416 and the regulations thereunder.  Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under IRC section 416 and the regulations thereunder.

(ii)           If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of all account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with Paragraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with Paragraph (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with IRC section 416 and the regulations thereunder.  The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

(iii)          For purposes of Paragraphs (i) and (ii) above the value of account balances and the present value of accrued benefits will be determined as follows.  The present value of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distribution made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date.  The preceding sentence will apply to distributions under a terminated plan, which, had not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(a) of the

Code.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting five-year period for one-year period.  The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the determination date shall not be taken into account.

The accrued benefit of a Participant other than a key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of IRC section 411(b)(1)(C).

(d)           “Permissive aggregation group.” The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of IRC sections 401(a)(4) and 410.

(e)           “Required aggregation group.” A group consisting of (i) each qualified plan of the Employer in which at least one key employee participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of IRC sections 401(a)(4) or 410.

(f)            “Determination date.” The date, for any Plan Year subsequent to the first Plan Year, which is the last day of the preceding Plan Year; and in the case of the first year of the Plan, the last day of that year.  For purposes of this Article IX, accrued benefits under this Plan or any other qualified plan shall be valued either as of the determination date or, if any such plan does not value its assets and liabilities as of that date, as of such plan’s most recent valuation date (the annual valuation date in the case of a defined benefit plan) within the 12-month period ending on the determination date.

(g)           “Non-key employee.” Any Employee who is not a key employee.

§ 9.3       Accelerated Vesting

Since the schedule in Section 6.3 also complies with the top-heavy vesting rules, it shall continue to apply for any Plan Year in which this Plan is deemed to be a top-heavy plan.

§ 9.4       Minimum Contributions

For any Plan Year in which this Plan is determined to be a top-heavy plan, a minimum Employer contribution shall be made pursuant to this Plan to the account of each non-key employee Participant (except those who are separated from service with the Employer at the end of the Plan Year).

For the purposes of this Section 9.4, the minimum Employer contribution provided to each non-key employee Participant (except those who are separated from service with the Employer at the end of the Plan Year) shall be equal to 3% of such non-key employee’s annual compensation.  If, however, the Employer contribution and any Employee deferrals, under this and any other defined contribution plan required to be included in the permissive or required aggregation group and maintained by the Employer, for any key employee for such Plan Year is less than 3% of such key employee’s total annual compensation not in excess of $200,000 (for Plan Years beginning before 1989), then the Employer contribution to each Participant (except those who are separated from service with the Employer at the end of the Plan Year) shall equal the amount which results from multiplying such Participant’s annual compensation times the highest contribution rate of any key employee (taking into account both Employer contributions and Employee deferrals) covered by the Plan.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the Average Actual Contribution Percentage test and other requirements of Section 401(m) of the Code.

The minimum allocation required (to the extent required to be nonforfeitable under IRC section 416(b)) may not be forfeited under IRC section 411(a)(3)(B) or 411(a)(3)(D).

§ 9.5       Limitation on Compensation Taken into Account Under Plan

For any Plan Year beginning before January 1, 1989, in which this Plan is deemed to be a top-heavy plan the definition of annual compensation contained in Subsection 9.2(a) shall exclude amounts in excess of $200,000.  For any Plan Year beginning on or after January 1, 1989 annual compensation shall exclude amounts in excess of the limitation under IRC section 401(a)(17) (i.e., $150,000 adjusted for the cost of living).

§ 9.6       Modification of Defined Benefit and Defined Contribution Fraction

This Section 9.6 applies only to Plan Years beginning before January 1, 2000.

For any Plan Year in which the Plan is deemed to be a top-heavy plan, the denominators of the defined benefit fraction described in Subsection 5.4(d)(iii) and the defined contribution fraction described in Subsection 5.4(d)(v) shall be deemed to be modified by substituting 100% for 125%.  Notwithstanding the above, if this Plan would not be deemed to be a top-heavy plan if 90% were substituted for 60% in Subsection 9.2(b) and if the Employer provides benefits and/or makes contributions to the Employer Accounts of non-key employees who participate in defined benefit and/or defined contribution plans maintained by the Employer, in amounts at least equal to that which would be required by Section 9.4 after substituting 4% for 3% in the second paragraph thereof, and by substituting 3% for 2% in the third paragraph thereof, then the reduction in the defined benefit fraction and the defined contribution fraction as set forth in the preceding sentence shall not be made.

For any Plan Year in which the Plan is deemed to be a top-heavy plan, for any Employee who is covered by both a defined contribution and a defined benefit plan maintained by the Employer, if the top-heavy minimum is provided under a defined contribution plan, the minimum non-elective contribution percentage is increased to 7.5% of annual compensation.

ARTICLE X
AMENDMENT AND TERMINATION

§ 10.1     Rights to Suspend or Terminate Plan

It is the present intention of the Plan Sponsor to maintain this Plan throughout its corporate existence.  Nevertheless, the Plan Sponsor reserves the right, at any time, to discontinue or terminate the Plan, to terminate the Employer’s liability to make further contributions to this Plan, and to suspend contributions for a fixed or indeterminate period of time.  In any event, the liability of the Employer to make contributions to this Plan shall automatically terminate upon its legal dissolution or termination, upon its adjudication as a bankrupt, upon the making of a general assignment for the benefit of creditors, or upon its merger or consolidation with any other corporation or corporations in which the Employer is not the surviving entity.

§ 10.2     Successor Corporation

In the event of the termination of the liability of the Employer to make further contributions to this Plan, the Employer’s liability may be assumed by any other corporation or organization which employs a substantial number of the Participants of this Plan.  Such assumption of liability shall be expressed in an agreement between such other corporation or organization and the Trustee under which such other corporation or organization assumes the liabilities of this Trust with respect to the Participants employed by it.

§ 10.3     Amendment

To provide for contingencies that may require the clarification, modification, or amendment of this Plan, the Plan Sponsor reserves the right to amend this Plan at any time, by action of its Board of Directors or any other person or persons to whom the Board of Directors has delegated such power and authority; and the Plan Sponsor has the power and authority to make any such amendments on behalf of the other Affiliated Employers that have adopted this Plan.

No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s Accrued Benefit.  Notwithstanding the preceding sentence, a Participant’s Accrued Benefit may be reduced to the extent permitted under IRC section 412(c)(8).  For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant’s Accrued Benefit or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an Accrued Benefit.  Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the non-forfeitable percentage (determined as of such date) of such Employee’s Employer-derived Accrued Benefit will not be less than the percentage computed under the Plan without regard to such amendment.

Each Participant having at least three Years of Service for Vesting at the time of the adoption of any amendment changing any vesting schedule under the Plan, or prior to the end of the election period set forth by this paragraph, shall have the right to elect at any time, but no later than 60 days after the later of (a) the date the amendment is adopted, (b) the date on which the amendment is effective, or (c) the date on which the Participant is given written notice of the amendment, to have his or her vested percentage computed under the Plan without regard to such amendment.

§ 10.4     100% Vesting on Termination of Plan

Upon termination or partial termination of the Plan by formal action of the Plan Sponsor or for any other reason, or if Employer contributions to the Plan and Trust are permanently discontinued for any reason, there shall be vested 100% in each Participant directly affected by such action the amount allocated to the accounts of each such Participant, and payment to such Participant shall be made in cash or in kind as soon as practicable after liquidation of the assets of the Trust.  Provided, however, that an amount from a Participant’s Participant Deferral Account, Qualified Nonelective Contributions Account, or Qualified Matching Contributions Account may only be distributed if the Employer does not maintain or establish another defined contribution plan at the time the Plan is terminated or within the 12 month period ending after distribution of all assets from the Plan, other than an employee stock ownership plan (as defined in IRC section 4975(e) or IRC section 409), a simplified employee pension plan as defined in IRC section 408(k), maintained by the Employer or a defined contribution plan if fewer than 2% of the Employees who are eligible under the Plan at the time of its termination are or were eligible under such other defined contribution plan at any time during the 24 month period beginning 12 months before the time of the termination.  In addition, distributions made after March 31, 1988 on account of the termination of the Plan must be made in a lump sum (as defined in Treasury Regulation section 1.401(k)–1(d)(5)).

§ 10.5     Plan Merger or Consolidation

In the case of any merger or consolidation with, or transfer of any assets or liabilities to, any other plan, each Participant in this Plan must be entitled to receive (if the surviving plan is then terminated) a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had terminated).

§ 10.6     Adoption by Affiliates

This Section 10.6 is effective as of December 31, 2001.

(a)           Any Affiliated Employer may adopt this Plan with the consent of the Board of Directors of the Plan Sponsor.  Upon the effective date of the Plan with respect to an Affiliated Employer that adopts the Plan, such adopting Affiliated Employer delegates all fiduciary and administrative responsibilities (including the appointment and removal of fiduciaries) allocated under the Plan to the Plan Sponsor, the Plan Administrator and other fiduciaries of the Plan; provided, however, that this delegation of fiduciary and administrative responsibilities may be altered by written agreement between the Plan Sponsor and an Affiliated Employer that has adopted the Plan.

(b)           An Affiliated Employer adopting the Plan may specify different effective dates for its participation in the Plan and may provide for different options under the Plan than the Plan Sponsor; provided, however, that the Plan Sponsor consents to the adoption of such options.

(c)           Any participating affiliate (including a present or past Affiliated Employer) may withdraw its adoption of the Plan at any time without affecting the other participating Affiliated Employers in the Plan by delivering to the Board of Directors of the Plan Sponsor a copy of resolutions to such effect, as adopted by the affiliate’s board of directors.  The board of directors of the Plan Sponsor may, in its absolute discretion, terminate the participation in the Plan of any of its affiliates (including a present or past Affiliated Employer) at any time.

ARTICLE XI
MISCELLANEOUS

§ 11.1     Laws of Minnesota to Apply

This Plan shall be construed according to the laws of the State of Minnesota without regard to its conflict of laws provisions, to the extent Federal laws do not control.

§ 11.2     Credit for Qualified Military Service

Notwithstanding any provision of this Plan to the contrary, effective as required by USERRA (i.e., December 12, 1994), contributions, benefits and service credit with respect to qualified military service will be provided in accordance with IRC section 414(u).

§ 11.3     Participant Cannot Transfer or Assign Benefits

None of the benefits, payments, proceeds, claims, or rights of any Participant hereunder shall be subject to any claim of any creditor of the Participant, nor shall any Participant have any right to transfer, assign, encumber, or otherwise alienate, any of the benefits or proceeds which he or she may expect to receive, contingently or otherwise under this Plan.

Notwithstanding any restrictions on the time of distribution which would otherwise apply under this Plan, distributions with respect to a Qualified Domestic Relations Order may be made at any time required by the order.

§ 11.4     Right to Perform Alternative Acts

In the event it becomes impossible for the Employer, the Plan Administrator or the Trustee to perform any act required by this Plan, then the Employer, the Plan Administrator or the Trustee may perform such alternative act which most clearly carries out the intent and purpose of this Plan.

§ 11.5     Reversion of Contributions Under Certain Circumstances

All contributions made pursuant to Article IV are conditioned on deductibility of such contributions under IRC section 404.  To the extent that the deduction under IRC section 404 for any year is disallowed, the contribution shall be returned to the Employer within one year after disallowance of the deduction.

If a contribution is made by the Employer by a mistake of fact, the contribution may be returned to the Employer within one year after the payment of the contribution.

Notwithstanding the above, earnings attributable to amounts described in paragraphs two and three of this Section 11.5 shall not be returned to the Employer; losses attributable to such amounts shall reduce the amount returned.

§ 11.6     Plan Administrator Agent for Service of Process

The Plan Administrator is designated agent to receive service of legal process on behalf of the Plan.

§ 11.7     Filing Tax Returns and Reports

The Plan Administrator shall prepare, or cause to have prepared, all tax returns, reports, and related documents, except as otherwise specifically provided in this Plan or Trust Agreement.

§ 11.8     Indemnification

The Employer shall indemnify all Employees who serve as Plan Administrator against all liability arising in connection with their duties under the Plan, except that this indemnification shall not include acts of embezzlement, or diversion of Trust Funds by the Employee, nor shall it include acts or omissions that constitute willful misconduct, gross negligence or any breach of fiduciary duty under ERISA.

§ 11.9     Number and Gender

When appropriate the singular as used in this Plan shall include the plural and vice versa; and the masculine shall include the feminine.

IN WITNESS WHEREOF, the Plan Sponsor has adopted this Plan on behalf of the Employer, on this 28th day of October, 2003.

BEST BUY CO., INC.

By:	/s/ John C. Walden
John Walden, Executive Vice President of Human Capital and Leadership

APPENDIX

BEST BUY
RETIREMENT SAVINGS PLAN

IRS MODEL PLAN AMENDMENT 1 - DEFINED CONTRIBUTION PLANS

THIS APPENDIX AMENDS SECTION 7.3 OF THE PLAN

CONCERNING  REQUIRED MINIMUM DISTRIBUTIONS

Section 1.               General Rules.

1.1.          Effective Date. The provisions of this Appendix will apply for purposes of determining required minimum distributions for distribution calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 distribution calendar year that are made on or after any earlier effective date specified in Section 1 of the Adoption Agreement at the end of this Appendix.

1.2.          Coordination with Minimum Distribution Requirements Previously in Effect. If Section 1 of such Adoption Agreement specifies an effective date of this Appendix that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Appendix will be determined as follows.  If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Appendix equals or exceeds the required minimum distributions determined under this Appendix, then no additional distributions will be required to be made for 2002 on or after such date to the distributee.  If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Appendix is less than the amount determined under this Appendix, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Appendix.

1.3.          Precedence. The requirements of this Appendix will take precedence over any inconsistent provisions of the Plan.

1.4.          Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix will be determined and made in accordance with the Final and Temporary Treasury Regulations under section 401(a)(9) of the Internal Revenue Code of 1974, as amended (the “Code”).  Those Regulations were issued in 2002.

1.5.          TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and any provisions of the Plan that relate to section 242(b)(2) of TEFRA.

Section 2.               Time and Manner of Distribution.

2.1.          Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

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2.2.          Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in the Adoption Agreement at the end of this Appendix, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(b)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in the Adoption Agreement at the end of this Appendix, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)           If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this Section 2.2 and Section 4, unless Section 2.2(d) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3.          Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 3 and 4 of this Appendix. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury Regulations.

Section 3.               Required Minimum Distributions During Participant’s Lifetime.

3.1.          Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

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(a)           the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b)           if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

3.2.          Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

Section 4.               Required Minimum Distributions After Participant’s Death.

4.1.          Death On or After Date Distributions Begin.

(a)           Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1)           The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)           No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for

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each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

4.2.          Death Before Date Distributions Begin.

(a)           Participant Survived by Designated Beneficiary. Except as provided in the Adoption Agreement at the end of this Appendix, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 4.1.

(b)           No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)           Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a), this Section 4.2 will apply as if the surviving spouse were the Participant.

Section 5.               Definitions.

5.1.          Designated beneficiary. A “designated beneficiary” is the individual who is designated as the beneficiary under Section 5.5 of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

5.2.          Distribution calendar year.  A “distribution calendar year” is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

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5.3.          Life expectancy. “Life expectancy” means life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

5.4.          Participant’s account balance. “Participant’s account balance” means the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5.          Required beginning date. “Required beginning date” means the date specified in Section 7.3(g)(vi) of the Plan.

ADOPTION AGREEMENT

(Check and complete Section 1 below if any required minimum distributions for the 2002 distribution calendar year were made in accordance with the 2002 Regulations described above in Section 1.4.)

Section 1.               Effective Date of Plan Amendment in 2002.

     ☒     This Appendix applies for purposes of determining required minimum distributions for distribution calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 calendar year that are made on or after  N/A  , 2002.

(Check and complete any of the remaining Sections if you wish to modify the rules in Sections 2.2 and 4.2 of this Appendix.)

Section 2.               Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries.

              If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in Section 2.2 of this Appendix, but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.  This election will apply to:

              All distributions.

              The following distributions:                                                   .

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Section 3.               Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.

     ☒     Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 2.2 and 4.2 of this Appendix applies to distributions after the death of a Participant who has a designated beneficiary.  The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 2.2 of this Appendix, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.  If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 2.2 and 4.2 of this Appendix and, if applicable, the elections in Section 2 above.

Section 4.               Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions.

     ☒     A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003; provided, however, that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003, or the end of the 5-year period.

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